ASSET PURCHASE AGREEMENT

                                      AMONG

               STRATEGIC SUPPLY, INC., COULSON TECHNOLOGIES, INC.
                        AND STRATEGIC DISTRIBUTION, INC.

                                       AND

                 DXP ACQUISITION, INC. AND DXP ENTERPRISES, INC.
                            (PREVIOUSLY INDEX, INC.)

                                TABLE OF CONTENTS

                                                                                                               Page


ARTICLE I
         DEFINED TERMS............................................................................................1
         1.1      Definitions.....................................................................................1
         1.2      Other Definitions...............................................................................7

ARTICLE II
         AGREEMENT OF SALE AND PURCHASE...........................................................................7
         2.1      Agreement to Purchase and Sell..................................................................7
         2.2      Purchase Price.................................................................................11
         2.3      Method of Payment..............................................................................16
         2.4      Assumption of Liabilities......................................................................16
         2.5      Instruments of Transfer: Further Assurances....................................................18
         2.6      Value Assigned to the Assets...................................................................18

ARTICLE III
         REPRESENTATIONS AND WARRANTIES..........................................................................18
         3.1      Representations and Warranties of Seller.......................................................18
         3.2      Representations and Warranties of Purchaser....................................................30

ARTICLE IV
         CONDUCT AND TRANSACTIONS PRIOR TO CLOSING...............................................................32
         4.1      Access to Records and Properties...............................................................32
         4.2      Operation of Seller............................................................................33
         4.3      Consents.......................................................................................33
         4.4      No Public Announcements or Negotiation with Others.............................................33
         4.5      Reasonable Efforts to Satisfy Conditions.......................................................34
         4.6      Bulk Transfer..................................................................................34
         4.7      Change of Seller's Name........................................................................34
         4.8      Vacate Real Property...........................................................................35
         4.9      Title Policy...................................................................................35
         4.10     Accounts Receivable............................................................................35
         4.11     Cooperation on Tax Matters.....................................................................35
         4.12     Inventories....................................................................................36
         4.13     Cancellation of Certain Leases.................................................................36

ARTICLE V
         CONDITIONS OF CLOSING...................................................................................36
         5.1      Conditions of Obligations of Purchaser.........................................................36
         5.2      Conditions of Obligations of Seller and SDI....................................................38

                                       -i-

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

ARTICLE VI
         CLOSING DATE AND TERMINATION OF AGREEMENT...............................................................39
         6.1      Closing Date...................................................................................39
         6.2      Termination of Agreement.......................................................................39

ARTICLE VII
         INDEMNIFICATION.........................................................................................40
         7.1      Indemnity......................................................................................40
         7.2      Notice Participation; Duration; Limitations....................................................41
         7.3      INDEMNIFICATION IF NEGLIGENCE OF INDEMNITEE....................................................42
         7.4      Reimbursement..................................................................................42
         7.5      Limited Offset.................................................................................42
         7.6      No Third Party Beneficiaries...................................................................43
         7.7      Guarantee by DXP...............................................................................43

ARTICLE VIII
         MISCELLANEOUS...........................................................................................43
         8.1      Further Actions................................................................................43
         8.2      No Broker......................................................................................43
         8.3      Expenses.......................................................................................43
         8.4      Entire Agreement...............................................................................44
         8.5      Acknowledgment Concerning Representations and Warranties.......................................44
         8.6      Limitation on Representations and Warranties...................................................44
         8.7      Descriptive Headings...........................................................................45
         8.8      Notices........................................................................................45
         8.9      Assignability..................................................................................46
         8.10     Waivers and Amendments.........................................................................46
         8.11     Third Party Rights.............................................................................46
         8.12     Illegalities...................................................................................46
         8.13     Counterparts...................................................................................47
         8.14     Employees......................................................................................47
         8.15     Access to Records..............................................................................47
         8.16     Offset to Subordinated Loan....................................................................48
         8.17     Governing Law..................................................................................48





                                      -ii-

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                                     ANNEXES

Annex A           Seller's Disclosure Letter
Annex B           Seller's Net Tangible Asset Value as of March 31, 1997


                                    EXHIBITS

2.2(A)(1)         Consideration Note
2.3(A)                     Subordinated Note
2.5.1                      General Conveyance, Transfer and Assignment
2.5.2                      Assumption Agreement
5.1(C)                     Opinion of Counsel to Seller
5.2(C)                     Opinion of Counsel to Purchaser
5.2(D)                     Transition Services Agreement
7.7               Guaranty Agreement


                                    SCHEDULES

3.2(B)            Purchaser's Consents, Approvals, Authorizations,
                    Waivers and Notices
3.2(F)            Purchaser's Litigation
8.14(A)           Excluded Employees

                            ASSET PURCHASE AGREEMENT

         This Asset Purchase Agreement (the "Agreement") is made and entered into May 27, 1997, by and among:

         STRATEGIC SUPPLY, INC. ("Seller"), a Delaware corporation, COULSON TECHNOLOGIES, INC. ("Coulson"), a Delaware corporation, STRATEGIC DISTRIBUTION, INC. ("SDI"), a Delaware corporation; and

         DXP ACQUISITION, INC. doing business as STRATEGIC ACQUISITION, INC. ("Purchaser" or "Newco"), a Nevada corporation, and DXP ENTERPRISES, INC. ("DXP") (previously Index, Inc), a Texas corporation.

                                    RECITALS

         Seller desires to sell to the Purchaser the Business and the Assets (as hereinafter defined), and Purchaser desires to purchase the Business and Assets, upon the terms and conditions hereinafter set forth.

                                   AGREEMENTS

         In consideration of the mutual benefits to be derived and the representations and warranties, conditions and promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                  DEFINED TERMS

         1.1 Definitions. For the purposes of this Agreement, unless the context otherwise requires, the following terms shall have the respective meanings ascribed to them in this Article or in the Sections referred to below:

"Accounts" has the meaning set out in Section 2.1(B)(12).

"Affiliate" means any Person that, directly or indirectly, controls, or is controlled by or under common control with, another Person. For the purposes of this definition, "control" (including the terms "controlled by" and "under common control with"), as used with respect to any Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or by contract or otherwise.

"Agreement" has the meaning set out in the first paragraph hereof.

"April Balance Sheet" has the meaning set out in Section 3.1(C)(2).

"April Financial Statements" has the meaning set out in Section 3.1(C)(2).

"Assets" has the meaning set out in Section 2.1(A).

"Assumed Liabilities" has the meaning set out in Section 2.4(A).

"Assumption Agreement" has the meaning set out in Section 2.5.

"Backlog Orders" has the meaning set out in Section 2.1(B)(11).

"Business" shall mean the distribution of industrial and safety supplies and maintenance and repair operations and activities related thereto which are presently conducted by Seller and Coulson.

"Claim" has the meaning set out in Section 7.2(A).

"Closing" has the meaning set out in Section 6.1(A).

"Closing Date" has the meaning set out in Section 6.1(A).

"Closing  Date  Statement  of Net  Assets"  has the  meaning  set out in Section
2.2(B).

"Closing Inventory" shall mean the Inventory of Seller and Coulson transferred hereunder to Purchaser.

"Closing Receivables" means the outstanding accounts receivable of Seller as of the Closing Date.

"Code" means the Internal Revenue Code of 1986, as amended.

"Commitment" has the meaning set out in Section 4.9.

"Commonly Controlled Entity" has the meaning set out in Section 3.1(J).

"Confidentiality Agreement" shall mean the Confidentiality Agreement entered into between Seller and Purchaser in connection with the negotiation of this Transaction.

"Consideration Note" has the meaning set out in Section 2.2(A).

"Coulson" has the meaning set forth in the opening paragraph of this Agreement.

"Customer Data" means all of Seller's customer lists, sales records and other customer data (including credit data) relating to the Business.

"Damages" has the meaning set out in Section 7.1(A).

"December Balance Sheet" has the meaning set out in Section 3.1(C)(1).

"December Financial Statements" has the meaning set out in Section 3.1(C)(1).

"Deed" means the special warranty deed, in form and substance satisfactory to Purchaser, by which Seller shall transfer title to the Owned Property to Purchaser.

"Defined Benefit Plan" means a defined benefit plan as defined in Section 3(35) of ERISA.

"Designated Leases" has the meaning set out in Section 4.13.

"DXP" has the meaning set out in the opening paragraph of this Agreement.

"Earn-Out Payment" has the meaning set out in Section 2.2(C)(2)(a).

"Earn-Out Period" has the meaning set out in Section 2.2(C)(2)(b).

"Earn-Out Termination Date" has the meaning set out in Section 2.2(C)(4).

"EBIT" has the meaning set out in Section 2.2(C)(2)(c).

"Effective Time of Closing" has the meaning set out in Section 6.1(B).

"Employees" has the meaning set out in Section 8.14(A).

"Environmental Laws" has the meaning set out in Section 3.1(P).

"Equipment" has the meaning set out in Section 2.1(B)(5).

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"Estimated Net Tangible Asset Value" has the meaning set out in Section 2.2(A).

"Excluded Assets" has the meaning set out in Section 2.1(C).

"Excluded Employees" has the meaning set out in Section 8.14(A).

"Final Earn-Out Period" has the meaning set out in Section 2.2(C)(2)(b).

"Final Net Tangible Asset Value" has the meaning set out in Section 2.2(B).

"Financial Statements" has the meaning set out in Section 3.1(C).

"Fixtures and Improvements" has the meaning set out in Section 2.1(B)(2).

"GAAP" has the meaning set out in Section 3.1(C).

"General Conveyance, Transfer and Assignment" has the meaning set out in Section 2.5.

"Governmental Body" means any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

"HWI Stock" means all shares of capital stock owned by Seller in Hardware Wholesale, Inc.

"Indemnitee" has the meaning set out in Section 7.2(A).

"Indemnitor" has the meaning set out in Section 7.2(A).

"Instruments" has the meaning set out in Section 3.1(I).

"Intangible Assets" has the meaning set out in Section 2.1(B)(7).

"Inventories" has the meaning set out in Section 2.1(B)(10).

"Inventory Realized Amount" has the meaning set out in Section 4.12.

"IRS" means the Internal Revenue Service.

"Known" or "Knowledge" means whenever a statement regarding the existence or absence of facts in this Agreement is qualified by a phrase such as "to such Person's knowledge" or "known to such Person," it is intended by the parties that the only information to be attributed to such Person is information actually known to (a) the Person in the case of an individual or (b) in the case of Seller, Andrew M. Bursky, Charles Martin, Judd Hicks, Joe Lewis, Jeff Whetzel or Ted Rieple or (c) in the case of Purchaser and DXP would mean David Little, Jerry Jones, Gary Allcorn and Michael Wappler. Unless otherwise provided in this Agreement, no such Person is represented to have undertaken a separate investigation in connection with the transactions contemplated hereby to determine the existence or absence of facts in any statement qualified by "known by" or "to the knowledge of" any Person.

"Lien" means all mortgages, deeds of trust, liens, security interests, pledges, conditional sale contracts, claims, rights of first refusal, options, charges, liberties, easements, rights-of-way, limitations, reservations, restrictions and other encumbrances of any kind.

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"Lufkin  Debt"  means the  indebtedness  of Seller  to Lufkin  Industries,  Inc.
evidenced by that certain Promissory Note dated June 14, 1994 in the original principal balance of $600,000.

"Material Adverse Effect" means (a) any change, development or effect (individually or in the aggregate) in the general affairs, management, business, results of operations, condition (financial or otherwise), assets, liabilities or prospects (whether or not the result thereof would be covered by insurance) that would be material and adverse to Seller and its subsidiaries, taken as whole, or (b) any fact or development that would (individually or in the aggregate) impair Seller's or Coulson's ability or obligations to perform on a timely basis any material obligations it has under this Agreement.

"Net Tangible Asset Value" has the meaning set out in Section 2.2(B).

"Newco" has the meaning set out in the opening paragraph of this Agreement and in Section 2.2(C)(2)(d).

"Operative Documents" means this Agreement and all other agreements, instruments, documents, and certificates executed and delivered by or on behalf of Seller, Coulson, SDI, or Purchaser, DXP at or before the Closing pursuant to this Agreement.

"Order"  means  any  order,  writ,  injunction,   decree,   judgment,  award  or
determination of any court or Governmental Body.

"Owned Property " has the meaning set out in Section 2.1(B)(1).
"Permits" means all permits, authorizations, certificates, approvals, registrations, variances, exemptions, rights-of-way, franchises, privileges, immunities, grants, ordinances, licenses and other rights of every kind and character (a) under any (1) federal, state, local or foreign statute, ordinance or regulation, (2) Order or (3) contract with any Governmental Body or (b) granted by any Governmental Body.

"Permitted Encumbrances" means (a) Liens described or referred to in Seller's Disclosure Letter, (b) Liens for current Taxes and assessments not yet due and payable, including, but not limited to, Liens for nondelinquent ad valorem Taxes, nondelinquent statutory Liens arising other than by reason of any default on the part of Seller or its subsidiaries, (c) Liens, in respect of motor vehicles and transportation equipment used in the ordinary course of business,
(d) purchase-money Liens if incurred in the ordinary course of business and which relate to obligations assumed hereunder by Purchaser, (e) Liens reflected on the Commitment, or (f) such Liens, minor imperfections of title, or easements on real property, leasehold estates, or personalty as do not in any material respect detract from the value thereof and do not materially interfere with the present use of the property subject thereto.

"Person" means an individual, partnership, joint venture, corporation, bank, trust, unincorporated organization or a Governmental Body.

"Prime Rate" means the prime lending rate charged, from time to time, by Texas Commerce Bank, National Association, to its commercial customers.

"Products" means all products marketed or distributed by Seller or Coulson.

"Purchase Price" has the meaning set out in Section 2.2(A).

"Purchaser" has the meaning set out in the opening paragraph of this Agreement.

"Purchaser April Balance Sheet" has the meaning set out in Section 3.2(E)(2).

"Purchaser April Financial Statements" has the meaning set out in Section 3.2(E)(2).

"Purchaser December Balance Sheet" has the meaning set out in Section 3.2(E)(1).

"Purchaser December Financial Statements" has the meaning set out in Section 3.2(E)(1).

"Purchaser Financial Statements" has the meaning set out in Section 3.2(E).

"Purchaser Indemnitees" has the meaning set out in Section 7.1(A).

"Real Property" means the Owned Property and the Fixtures and Improvements and Realty Rights pertaining thereto.

"Realty Rights" has the meaning set out in Section 2.1(B)(3).

"Records" has the meaning set out in Section 2.1(B)(13).

"Scheduled Contracts" has the meaning set out in Section 2.1(B)(9).

"Scheduled Leases" has the meaning set out in Section 2.1(B)(8).

"SDI" has the meaning set out in the opening paragraph of this Agreement.

"Seller" has the meaning set out in the opening paragraph of this Agreement.

"Seller 401(K) Plan" means the Strategic Distribution, Inc. Profit Sharing Plan.

"Seller Indemnitees" has the meaning set out in Section 7.1(B).

"Seller's Disclosure Letter" means the disclosure letter, in the form set forth in Annex A hereto, delivered by Seller and Coulson to Purchaser upon the execution and delivery of this Agreement, and a "Supplement" thereto means a supplemental disclosure letter delivered pursuant to Section 5.1(H) of this Agreement.

"Subordinated Note" has the meaning set out in Section 2.3(A)(2).

"Supplier Data" means all of Seller's supplier lists and other supplier data relating to the purchase of raw materials, utilities and other supplies used in connection with the Business.

"Tax Obligations" means, collectively, Taxes which are attributable or relating to the assets or the business of Seller or Coulson for any periods ending on or before the Effective Time of Closing, or which may be applicable because of Seller's or Coulson's sale of the Business or any of the Assets to Purchaser.

"Taxes" means, collectively, any federal, state, local or foreign income, sales, real or personal property or other taxes, assessments, fees, levies, imposts, duties, deductions or other charges of any nature whatsoever (including without limitation interest and penalties) imposed by any law, rule or regulation.

"TBCA" means the Texas Business Corporation Act, as amended.

"Title Policy" has the meaning set out in Section 4.9.

"Transaction" means the sale and purchase of the Assets, assignment and assumption of certain liabilities, and performance of covenants, in each case as contemplated by this Agreement.

"Vehicles" has the meaning set out in Section 2.1(B)(4).

         1.2      Other Definitions.

                  A. All terms defined in this Agreement shall have the above-defined meanings when used in any of the documents described herein, certificates, reports or other documents made or delivered pursuant to this Agreement, unless the context therein shall otherwise require.

                  B. Defined terms used herein in the singular shall import the plural and vice versa.

                  C. The words "hereof", "herein", "hereunder" and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

                  D. Unless specifically otherwise noted, references to statutes by popular names are references to the United States Code Annotated, including the regulations promulgated thereunder, and all amendments thereof.

                                   ARTICLE II
                         AGREEMENT OF SALE AND PURCHASE
                         ------------------------------

         2.1      Agreement to Purchase and Sell.

                  A. On and subject to the terms and conditions of this Agreement, Seller and Coulson agree to sell, convey, transfer, assign and deliver to Purchaser, and Purchaser agrees to purchase from Seller and Coulson, the assets, rights, franchises and properties described in Section 2.1(B) (all such assets, rights, franchises and properties being herein collectively referred to as the "Assets" and individually referred to as an "Asset") free and clear of all Liens other than Permitted Encumbrances; provided, however, that the Assets shall not include the Excluded Assets.


                  B. Subject to Section 2.1(C), the Assets shall consist of all assets of Seller and Coulson at the Effective Time of Closing described in the following clauses
                           (1) through (20):

                           (1) Owned Property. The parcels of real property described (by metes and bounds calls) in Appendix 2.1(B)(1) to the Seller's
                                    Disclosure  Letter (the  "Owned  Property").

                           (2) Fixtures and Improvements. All estates, rights, titles and interests of Seller in and to all warehouses, storage facilities, buildings, works, structures, fixtures,
                                    landings,    construction    in    progress,
                                    improvements, betterments, installations and additions constructed, erected or located on or attached or affixed to the Owned Property (the "Fixtures and Improvements").

                           (3) Realty Rights. All estates, rights, titles and interests of Seller in and to all tenements, hereditaments, easements, rights-of-way,  rights,  licenses,  patents,
                                    rights of ingress and  egress,  reversionary
                                    interests,  privileges,   appurtenances  and
                                    other    related    interest,     belonging,
                                    pertaining   or   relating   to  the   Owned
                                    Property,  any and all rights to the present
                                    or  future  use  of  wastewater,  wastewater
                                    capacity,  drainage,  water or other utility
                                    facilities  relating to the Owned  Property,
                                    including,     without    limitation,    all
                                    reservations  of or  commitments  or letters
                                    covering any such use in the future, whether
                                    now  owned or  hereafter  acquired,  and the
                                    entire right,  title and interest of Seller,
                                    if
                                    any,  in, to and under  all  streets,  ways,
                                    alleys,  passages,   strips,  gores,  pipes,
                                    pipelines,  sewers,  sewer rights,  ditches,
                                    waters,  water  courses,  water  rights  and
                                    powers,   air  rights,   railroad   sidings,
                                    minerals,   mineral   rights   and   mineral
                                    interests adjoining, upon, above, in, under or pertaining to the Owned Property, all currently existing options and rights to purchase or otherwise acquire real property that is contiguous to the Owned Property, and all claims or demands whatsoever of Seller, either in law or in equity, with respect to the Owned Property, including, without limitation, any unpaid awards to be made relating thereto, including any unpaid awards or damages payable by reason of damage thereto or by reason of a widening of any adjoining streets or roads or a changing of the grade with respect to same (the "Realty Rights").

                           (4) Vehicles. All the trucks, trailers and other certificated vehicles described in Appendix 2.1(B)(4) to the Seller's Disclosure Letter of Seller and Coulson (the "Vehicles").

                           (5) Equipment. All of Seller's and Coulson's furniture, equipment, machinery, apparatus, tools, dies, appliances, vehicles, implements, spare parts, supplies and all other tangible personal property of every kind and description (other than the Vehicles and the Inventories) located either on the Owned Property or elsewhere insofar as any of the foregoing relates to the Business (the "Equipment"). The Equipment includes, without limitation, all of the items listed in Appendix 2.1(B)(5) to the Seller's Disclosure Letter.

                           (6) Permits. All right, title and interest of Seller and Coulson in, to and under all Permits relating to the Business (to the extent same are assignable) including, without limitation, those listed in Appendix 2.1(B)(6) to the Seller's Disclosure Letter.

                           (7) Intangible Assets. All right, title and interest of Seller and Coulson in, to and under all patents, trademarks, technology, know-how, data, copyrights, trade names, service marks, licenses, covenants by others not to compete, rights and privileges used exclusively in the conduct of the Business (the "Marks") and the right to recover for infringement thereon and all goodwill associated with the Business in connection with which the Marks are used, all as listed in Appendix 2.1(B)(7) to the Seller's Disclosure Letter (the "Intangible Assets").

                           (8) Scheduled Leases. All right, title and interest of Seller and Coulson in, to and under the lease agreements described in Appendix 2.1(B)(8) to the Seller's
                                    Disclosure Letter (the "Scheduled Leases") and all rights (including rights of refund and offset), privileges, deposits, claims, causes of action and options relating or pertaining to the Scheduled Leases or any thereof.

                           (9) Scheduled Contracts. All right, title and interest of Seller and Coulson in, to and under the contracts and agreements described in Appendix 2.1(B)(9) to the Seller's Disclosure Letter (the "Scheduled Contracts") and all rights (including rights of refund and offset), privileges, deposits, claims, causes of action and options relating or pertaining to the Scheduled Contracts or any thereof.

                           (10) Inventories. All of Seller's and Coulson's inventories located either at the Owned Property or elsewhere insofar as any of the foregoing relates to the Business, including, without limitation, finished goods, work-in-progress, raw materials, supply inventories, and other inventories (the "Inventories").

                           (11) Backlog Orders. All of Seller's and Coulson's backlog of orders for Products which are accepted by Seller in the ordinary course of business prior to the Effective Time of Closing and not invoiced or shipped or canceled prior to the Effective Time of Closing (collectively, the "Backlog Orders").

                           (12) Cash and Bank Accounts. The bank accounts described on Appendix 2.1(B)(12) to the Seller's Disclosure Letter (including all
                                    cash  on  deposit  in  such   accounts   and
                                    uncleared deposits in such accounts) and the petty cash of Seller and Coulson in each case as of the Closing Date (collectively, the "Accounts").

                           (13)     Books  and  Records.  All  of  Seller's  and
                                    Coulson's   books,   records,   papers   and
                                    instruments of whatever  nature and wherever
                                    located  that relate to the  Business or the
                                    Assets or which are required or necessary in
                                    order for  Purchaser to conduct the Business
                                    from and after the Effective Time of Closing
                                    in the manner in which it is presently being
                                    conducted,  including,  without  limitation,
                                    blueprints,   specifications,  plats,  maps,
                                    surveys,  building and  machinery  diagrams,
                                    accounting     and    financial     records,
                                    maintenance    and    production    records,
                                    personnel  and  labor   relations   records,
                                    environmental records and reports, sales and property Tax records and returns, sales records, the Customer

                                    Data and the Supplier  Data,  but  excluding
                                    income Tax records and returns and corporate
                                    minute   book   and   stock   records   (the
                                    "Records").

                           (14)     Prepaid  Expenses  and Current  Assets.  All
                                    right,  title and  interest  of  Seller  and
                                    Coulson in and to all prepaid rentals, other
                                    prepaid expenses,  bonds, deposits and other
                                    current assets relating to any of the Assets
                                    or   the   Business,    including,   without
                                    limitation, all prepaid expenses of the nature described in the April Balance Sheet but excluding any deferred income Taxes and prepaid insurance premiums.

                           (15) Stock Ownership. All shares of capital stock owned by Seller in Hardware Wholesale, Inc.

                           (16) Computers. All right, title and interest of Seller and Coulson in computer equipment and hardware located at the Owned Property or any property subject to the Scheduled Leases, including, without limitation, all central processing units, terminals, disk drives, tape drives, electronic memory units, printers, keyboards, screens, peripherals (and other input/output devices), modems and other communication controllers,  and  any  and  all  parts  and
                                    appurtenances  thereto,  together  with  all
                                    intellectual  property used by Seller in the
                                    operation  of such  computer  equipment  and
                                    hardware (to the extent same is assignable),
                                    including, without limitation, all software,
                                    all of Seller's  rights  under any  licenses
                                    related to  Seller's  use,  at any time,  of
                                    such   computer   equipment,   hardware   or
                                    software, and all assignable leases pursuant
                                    to  which   Seller   leases   any   computer
                                    equipment, hardware or software; insofar, and only insofar, as any of the foregoing relates to the Business, provided in no event shall Purchaser acquire any interest in or right to use any computer software or intellectual property which is an Excluded Asset.

                           (17) Other Intangibles. All right, title and interest of Seller and Coulson in, to and under all rights, privileges, claims, causes of action, and options relating to the Business or the foregoing Assets, including any Customer Data.

                           (18) Other Property. All other or additional privileges, rights, interests, properties and assets of Seller and Coulson of every kind and description and wherever located that are used exclusively in the Business as presently being conducted.

                           (19) Names. The names Strategic Supply, Inc., SafetyMaster Corporation, and Lewis Supply, Inc.

                           (20)     Goodwill.   Goodwill   associated  with  the
                                    transferred Assets and Business.

                  C. The Assets shall not include any of the assets of Seller or Coulson, as of the Effective Time of Closing, set forth on Appendix 2.1(C) to the Seller's Disclosure Letter (collectively, the "Excluded Assets").

                  D. Seller agrees to assign to Purchaser, and Purchaser agrees to assume, perform and discharge all of the liabilities, duties and obligations of Seller which arise after the Effective Time of Closing under the Scheduled Leases as identified in Appendix 2.1(B)(8) to the Seller's Disclosure Letter to the extent such leases are assignable to Purchaser.

         2.2      Purchase Price.

                  A. The purchase price for the Assets (the "Purchase Price") shall be the sum of the (i) Net Tangible Asset Value (as defined in Section 2.2(B) below),
                           (ii) an amount equal to the cash transferred to Purchaser by Seller and referenced in Section 2.1(B)(12) hereof plus $50,000, (iii) the promissory note in the amount of the outstanding principal balance, as of the Closing Date, of the Lufkin Debt in the form of Exhibit 2.2(A)(1) hereto (the "Consideration Note") and (iv) the total amount of Earn-Out Payments (as defined in Section 2.2(C)(2)(a) below). At the Closing, Purchaser and Seller shall complete and execute a certificate setting forth their best estimate of the Net Tangible Asset Value based on the April Balance Sheet (the "Estimated Net Tangible Asset Value").

                  B. (1) Seller shall cause KPMG Peat Marwick to prepare in accordance with GAAP an audited statement of net assets acquired as of the Closing Date (the "Closing Date Statement of Net Assets"). Not later than the sixtieth day after the Closing Date, the final Net Tangible Asset Value (the "Final Net Tangible Asset Value") as of the Effective Time of Closing shall be determined from such Closing Date Statement of Net Assets. The Seller shall deliver to Purchaser a copy of the Closing Date Statement of Net Assets and a certificate setting forth the Final Net Tangible Asset Value. Purchaser shall within 20 days following receipt from Seller of the calculation of the Final Net Tangible Asset Value accept or provide a written objection to the Final Net Tangible Asset Value. If Purchaser objects to the Final Net Tangible Asset Value, then Purchaser and Seller shall cooperate in good faith to reach a mutual agreement as to such amount. If Purchaser and Seller are unable to agree on any component of Final Net Tangible Asset Value within 20 days after Purchaser's written objection, then such dispute shall be resolved by a nationally recognized independent accounting firm mutually agreed upon by Purchaser and Seller, whose determination shall be final and binding. Such independent accounting firm will not be the principal accounting firm used by either Seller or Purchaser. All costs and fees of such independent accounting firm shall be shared equally by Purchaser and Seller. Not later than (i) the 80th day after the Closing Date or (ii) if the Final Net Tangible Asset Value is disputed within five (5) days following resolution of such dispute, Purchaser and Seller shall adjust the principal amount of the Subordinated Note by an amount necessary to compensate for the increase or decrease, respectively, in the Final Net Tangible Asset Value from the Estimated Net Tangible Asset Value.

                           (2) "Net Tangible Asset Value" shall be the value of Seller's and Coulson's net tangible assets at the Closing Date, such value being calculated as follows:

                                    (a)      net   inventory   (inventory   less
                                             applicable reserves) at the Closing
                                             Date; plus

                                    (b)      property,  plant and equipment (net
                                             of  depreciation)  at  the  Closing
                                             Date; plus

                                    (c)      prepaid expenses and other tangible
                                             assets (including  deposits and the
                                             HWI  Stock)  at the  Closing  Date;
                                             minus

                                    (d)      accrued   expenses   and   accounts
                                             payable; minus

                                    (e)      the   principal   amount   of   the
                                             Consideration Note.

                           The Closing Date Statement of Net Assets will be prepared in accordance with GAAP. By way of example, if the Net Tangible Asset Value were to be derived from the Seller's March 31, 1997 financials and calculated as of March 31, 1997, the Net Tangible Asset Value would be calculated in the manner set forth in Annex B attached hereto.

                  C.       (1) Subject to the provisions of subsections  (3) and
                           (4) below, and except with regard to the Final Earn-Out Period, Purchaser shall on the 15th day of April next succeeding each Earn-Out Period pay to Seller the Earn-Out Payment applicable to such Earn-Out Period. The first Earn-Out Payment shall be due and payable on April 15, 1998. Pursuant to
                           Section 2.2(C)(2)(a) herein, the Earn-Out Payment for the

                           Final Earn-Out Period shall be due and payable on September 30, 2002 and any adjustment thereto shall be due and payable or refundable, as the case may be, on April 15, 2003.

                           (2) For purposes of this Section 2.2(C), the following terms shall have the meanings herein set forth:

                                    (a)     "Earn-Out   Payment"  shall  be  the
                                            amount  by which  EBIT of Newco  for
                                            the   applicable   Earn-Out   Period
                                            exceeds  3% of Newco  net  sales for
                                            such Earn-Out  Period.  The Earn-Out
                                            Payment   for  the  Final   Earn-Out
                                            Period  shall  be  calculated   from
                                            interim     financial     statements
                                            prepared in accordance  with GAAP as
                                            of May 30, 2002.

                                    (b)      "Earn-Out    Period"    means   the
                                             respective  periods,  including the
                                             Final Earn-Out Period, (i) from the
                                             Effective  Time of Closing  through
                                             December   31,   1997,   (ii)  from
                                             January  1, 1998  through  December
                                             31,  1998,  (iii)  from  January 1,
                                             1999  through  December  31,  1999,
                                             (iv) from  January 1, 2000  through
                                             December 31, 2000, (v) from January
                                             1, 2001 through  December 31, 2001,
                                             and  (vi)  from   January  1,  2002
                                             through  May 30,  2002 (the  "Final
                                             Earn-Out Period").

                                    (c)      "EBIT"  means the earnings of Newco
                                             before    interest    and    taxes,
                                             calculated in accordance with GAAP.
                                             The   calculation   of  EBIT  shall
                                             exclude (i) the impact,  if any, of
                                             the  amortization  of goodwill  and
                                             transaction    costs   created   in
                                             connection  with  the  Transaction,
                                             and (ii)  the  impact,  if any,  of
                                             fair value  adjustments  created in
                                             connection with the Transaction. In
                                             calculating Newco's EBIT, Purchaser
                                             may  include  an annual  charge for
                                             corporate   overhead   which   will
                                             include the direct overhead expense
                                             of  Newco  and  an   allocation  of
                                             overhead  from DXP.  The  amount of
                                             overhead  allocated  from  DXP will
                                             not  exceed  two   percent  of  the
                                             revenue  of  Newco.  To the  extent
                                             overhead of Newco is transferred to
                                             DXP, the  percentage  allocation of
                                             DXP   overhead  to  Newco  will  be
                                             increased by an amount equal to the
                                             annualized   portion  of   overhead
                                             transferred    divided    by    the
                                             annualized  revenue  of DXP.  Newco
                                             and DXP  agree  that  the  overhead
                                             allocation   to   Newco   will   be
                                             consistent with the manner in which
                                             overhead  is   allocated  to  other
                                             direct and indirect subsidiaries of
                                             DXP.

                                    (d)     "Newco" for purposes of this Section
                                            2.2 means Purchaser and the business
                                            of Seller and  Coulson  acquired  by
                                            Purchaser,  as  the  same  shall  be
                                            developed  and operated by Purchaser
                                            and   which    business   shall   be
                                            accounted  for  by  Purchaser  on  a
                                            stand alone basis.

                           (3) Earn-Out Payments are due on each April 15th following an Earn-Out Period (except as otherwise provided above with respect to the Final Earn-Out Period) subject to extension if the amount of the Earn-Out Payment is objected to by Seller pursuant to the procedures set forth in this subsection (3). Purchaser shall calculate the annual Earn-Out Payment and will deliver to Seller, within 90 days following the end of the applicable Earn-Out Period, a statement setting forth the Earn-Out Payment calculation in sufficient detail to provide Seller an opportunity to evaluate and analyze such calculation. If Seller objects to the calculation, the Purchaser and Seller shall cooperate in good faith to reach a mutual agreement as to such calculation. If Purchaser and Seller are unable to agree on the calculation within 20 days of the Seller's objection, then such dispute shall be resolved by a nationally recognized independent accounting firm mutually agreed upon by Purchaser and Seller, other than those principally used by Purchaser and Seller, whose determination shall be final and binding. In the event an independent accounting firm is engaged for this purpose, the Earn-Out Payment shall not be overdue for purposes of charging penalty interest until five days following the independent accounting firm's final resolution of the dispute. In the event that such final resolution reflects that the Earn-Out Payment for the subject Earn-Out Period was underestimated by Purchaser by an amount in excess of five percent (5%), then Purchaser will be required to bear the costs of engaging such independent accounting firm. Otherwise, such costs will be borne by Seller. The additional amount, if any, of Earn-Out Payment payable by Purchaser to Seller due to Purchaser's underestimation of the Earn-Out Payment shall be paid by Purchaser to Seller within five (5) days following receipt by Purchaser of the final resolution.

                           (4) The obligation of Purchaser to make Earn-Out Payments to Seller hereunder shall terminate on the earlier of (i) the date Seller has received Earn-Out Payments totaling $3,500,000 (exclusive of interest payments) and (ii) April 15, 2003 (the "Earn-Out Termination Date"), provided that the Earn-Out Termination Date shall not prohibit Seller from thereafter collecting from Purchaser any and all amounts which accrued on or before such date.

                           (5) If Purchaser fails to pay any Earn-Out Payment on the applicable due date, then such Earn-Out Payment shall thereafter accrue interest at a rate equal to the lesser of (i) the Prime Rate plus four percent (4%) per annum and (ii) the highest applicable rate chargeable under applicable law until paid by Purchaser.

                           (6) In connection with the Earn-Out Payments, each of Purchaser and DXP covenants and agrees that:

                                    (a)  Purchaser  and DXP  shall  operate  the
                           transferred  Business  in the  ordinary  course;

                                    (b)  Purchaser  and DXP shall keep  adequate
                           records and books of account in which complete entries will be made to the extent necessary to enable Seller to fully review the calculation of the Earn-Out Payments for each Earn-Out Period;

                                    (c)  Purchaser  and DXP shall not, and shall
                           not permit any of their respective Affiliates to, enter into any agreement, arrangement or other transaction which precludes or results in any material adverse conditions or restrictions on Purchaser's obligation to make any Earn-Out Payment; and

                                    (d)  Purchaser  and DXP shall not, and shall
                           not permit any of their respective Affiliates to, take any action, the purpose of which is to reduce the amount of any Earn-Out Payment or materially adversely affect any of the other rights or benefits of Seller under the Earn-Out.

         2.3      Method of Payment.

                  A. The Estimated Net Tangible Asset Value shall be payable to Seller at the Closing as follows:

                           (1) Purchaser shall deliver to Seller a wire transfer of immediately available funds in the amount of FOUR MILLION FIVE HUNDRED
                                    THOUSAND  AND NO/100  DOLLARS  ($4,500,000);
                                    and

                           (2) the remainder of the Estimated Net Tangible Asset Value by Purchaser's delivery to Seller of a subordinated promissory note in the amount of the Estimated Net Tangible Asset Value less $4,500,000 (the "Subordinated Note"). The Subordinated Note will be in the form attached as Exhibit 2.3(A) hereto and will pay interest monthly at the rate of seven percent (7%) per annum. Principal on the Subordinated Note will be paid $250,000 in year 1, $250,000 in year 2 and no  principal  payment in year 3.
                                    Remaining principal will be paid in 24 equal
                                    monthly  installments in years four and five
                                    after  the  Closing  Date.  In the event the
                                    difference  between the Net  Tangible  Asset
                                    Value   and    $4,500,000   is   less   than
                                    $2,500,000,  the amount of the wire transfer
                                    amount   referenced   in   the   immediately
                                    preceding  clause  will be  reduced  in such
                                    amount as necessary  to bring the  principal
                                    amount   of   the   Subordinated   Note   to
                                    $2,500,000.

                  B. In addition, at Closing, Purchaser will (i) pay to Seller a cash amount by wire transfer of immediately available funds equal to the cash amounts delivered by Seller to Purchaser hereunder pursuant to Section 2.1(B)(12) plus $50,000 and (ii) deliver to Seller the Consideration Note.

         2.4      Assumption of Liabilities.

                  A. The only liabilities assumed by Purchaser hereunder ("Assumed Liabilities") are:

                           (1) the rights and obligations of Seller and Coulson under (i) the Scheduled Contracts specifically set forth in Appendix 2.1(B)(9) to the Seller's Disclosure Letter to the extent the Scheduled Contracts have not been performed at the Effective Time of Closing and (ii) the Scheduled Leases specifically set forth in Appendix 2.1(B)(8) to the Seller's Disclosure Letter to the extent the Scheduled Leases remain in effect at the Effective Time of Closing;

                           (2) the accounts payable of Seller and Coulson at the Effective Time of Closing;

                           (3) the liabilities of Seller and Coulson, if any, represented by accrued expenses (including, without limitation, accrued expenses for utilities, professional fees (other than fees related to the Transaction, which shall be subject to Section 8.3), in each case to the extent that such accrued expense items are (i) reflected in the April Balance Sheet or (ii) incurred in the ordinary course of business between the date of the April Balance Sheet and the Effective Time of Closing and are not paid at the Effective Time of Closing;

                           (4) ad valorem or similar Taxes to be prorated pursuant to Section 2.4(C); and

                           (5)      any  and  all  obligations   related  to  or
                                    arising  from  the  return  of  products  or
                                    merchandise   of   Seller  or   Coulson   by
                                    customers, whether
                                    or not such products or merchandise were defective and regardless of fault, provided the cost of replacing such products or merchandise or refunding the cost thereof is not in excess of $200,000 in the aggregate per calendar year.

                  B. Except as otherwise provided in Section 2.4(A), Purchaser does not assume or agree to pay, perform or discharge, and shall not be responsible for, any other liabilities or obligations of Seller whether accrued, absolute, contingent or otherwise.

                  C. Seller and Purchaser shall each pay its respective pro rata portion of all 1997 ad valorem or similar Taxes under any Real Property or Scheduled Lease included in the Assets. Seller shall pay to Purchaser at the Closing estimated ad valorem or similar Taxes for the current year (based on the prior year's Taxes) prorated to the date of the Closing. Seller shall make available to Purchaser copies of all statements and assessments reflecting such prior year's Taxes. Purchaser shall pay such sums to the appropriate taxing authorities when due, prior to becoming delinquent. Purchaser shall promptly forward to Seller after receipt by Purchaser copies of all 1997 Tax assessments under any such property or lease. If the 1997 Taxes shall be readjusted such that the amounts payable are greater than the prior year's Taxes, Seller shall pay its pro rata share of any difference promptly upon notice of such Taxes having been paid by Purchaser. If such 1997 Taxes shall be readjusted such that the amounts payable are less than the prior years' Taxes, Purchaser shall refund to Seller its pro rata share of such reduction upon notice of such Taxes having been paid by Purchaser. Except as provided in this Agreement, Purchaser shall have no other liability for Taxes payable by Seller (including income Taxes) relating to Business or the Transaction.

         2.5 Instruments of Transfer: Further Assurances. In order to consummate the transactions contemplated hereby, at the Closing Seller shall execute and deliver to Purchaser the Deed covering the Real Property, and Seller and Purchaser shall deliver to each other (a) a completed General Conveyance, Transfer and Assignment, in the form attached as Exhibit 2.5.1 hereto ("General Conveyance, Transfer and Assignment"), covering all of the Assets other than the Real Property, and (b) an Assumption Agreement in the form attached as Exhibit
2.5.2 hereto ("Assumption Agreement"). At the Closing, and at all times thereafter as may be necessary, Seller shall execute and deliver to Purchaser
(1) such other instruments of transfer as shall be reasonably necessary or appropriate to vest in Purchaser good and indefeasible title to the Assets and to comply with the purposes and intent of this Agreement and (2) such other instruments as shall be reasonably necessary or appropriate to evidence the assignment by Seller and assumption by Purchaser of the Scheduled Contracts, the Scheduled Leases and certain other liabilities to the extent provided in Section 2.4(A).

         2.6 Value Assigned to the Assets. On or before the Closing Date, Purchaser and Seller shall agree on the proportion of the consideration to be allocated to each of the Assets purchased pursuant to this Agreement as shall have been proposed by Purchaser and reasonably approved by Seller, and Purchaser and Seller agree that they shall not thereafter take any position or action inconsistent with such allocation in the filing of any federal income Tax returns.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

         3.1 Representations and Warranties of Seller. Seller represents and warrants to Purchaser that the following are true and correct on and as of the date of this Agreement (except with respect to matters which are stated as of a particular date or time) and will be true and correct through the Effective Time of Closing as if made on and as of that date:

                  A. Organization and Good Standing of Seller. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to transact business and is in good standing as a foreign corporation in the jurisdictions (which are listed in Appendix 3.l(A) to Seller's Disclosure Letter) where it is required to qualify in order to conduct its businesses as presently conducted except where the failure to be qualified would not have a Material Adverse Effect.

                           Seller has the corporate power and authority to own, lease or operate all properties and assets now owned, leased or operated by it and to carry on its businesses as now conducted.

                           Seller will,  prior to Closing,  deliver to Purchaser
                           true  and   correct   copies  of  the   Articles   of
                           Incorporation and Bylaws of Seller.

                  B.       Consents, Authorizations and Binding Effect.

                           (1) Seller and SDI may execute, deliver and perform this Agreement (including without limitation execution, delivery and performance of the Operative Documents to which each of them is a party) without the necessity of the Seller obtaining any consent, approval, authorization or waiver or giving any notice or otherwise, except for such consents, approvals, authorizations, waivers and notices:

                                    (a)      which  have been  obtained  and are
                                             unconditional and are in full force
                                             and effect and such  notices  which
                                             have been given;

                                    (b)      which  are  described  on  Appendix
                                             3.1(B)   to   Seller's   Disclosure
                                             Letter; or

                                    (c)      which  if not  obtained  would  not
                                             have a material  adverse  impact on
                                             the  Transaction or Purchaser's use
                                             of the Assets or the Business.

                           (2) Seller has the corporate power to enter into this Agreement and the Operative Documents and to carry out its respective obligations hereunder and thereunder. This Agreement has been and the Operative Documents will be duly authorized, executed and delivered by Seller and constitute the legal, valid and binding obligations of Seller, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, reorganization, fraudulent conveyance,
                                    insolvency   and  similar  laws  of  general
                                    application relating to or affecting the enforcement of rights of creditors.

                           (3) The execution, delivery and performance of this Agreement by Seller does not and will not:

                                    (a)      constitute   a  violation   of  its
                                             Articles   of   Incorporation,   as
                                             amended, or its Bylaws, as amended,

                                    (b)      constitute   a  violation   of  any
                                             statute, judgment, order, decree or
                                             regulation    or    rule   of   any
                                             Governmental   Body  applicable  or
                                             relating  to  Seller  or SDI or the
                                             Assets or the Business,

                                    (c)      to   the   knowledge   of   Seller,
                                             constitute  a  material  breach  or
                                             material  default  under,  or  give
                                             rise  to  any  material   right  of
                                             termination,     cancellation    or
                                             acceleration  under,  any  term  or
                                             provision    of    any    contract,
                                             agreement, lease, mortgage, deed of
                                             trust,     commitment,     license,
                                             franchise, Permit, authorization or
                                             any other  instrument or obligation
                                             to  which  Seller  is a party or by
                                             which the Assets  are bound,  or an
                                             event which with  notice,  lapse of
                                             time, or both,  would result in any
                                             such conflict,  breach,  default or
                                             right  other than  those  breaches,
                                             defaults or violations which Seller
                                             shall  have  cured on or before the
                                             Effective   Time  of  Closing   and
                                             except where such breach or default
                                             would not have a  material  adverse
                                             effect or  materially  restrict  or
                                             impair  Newco's  acquisition of the
                                             Assets, or

                                    (d)      result in a Lien against the Assets
                                             except any Lien arising out of this
                                             Agreement    or    the    Operative
                                             Documents.

                           (4) Without limiting the foregoing, the execution, delivery and performance of the Operative Documents, and consummation of the transactions contemplated thereby, have been duly authorized and approved by the Board of Directors of Seller and by SDI as the sole shareholder of Seller.

                  C. Financial Statements, Etc. The following audited and unaudited financial statements of Seller have been delivered to Purchaser and are attached as Appendix 3.1(C) to the Seller's Disclosure Letter:

                           (1) the audited consolidated balance sheet of Seller and its subsidiaries as of December 31, 1996 (the "December Balance Sheet") and the related audited statements of operations, of stockholder's equity and of cash flows for the three-year period ended December 31, 1996, (together with related notes and Schedules) which financial statements contain a report of KPMG Peat Marwick, independent auditors, reporting thereon (such balance sheet, the related statements of operations, of stockholder's equity and of cash flows, and the related footnotes being hereinafter together referred to as the "December Financial Statements"); and

                           (2) the unaudited consolidated balance sheet of Seller and its subsidiaries as of April 30, 1997 (the "April Balance Sheet") and the related unaudited statements of operations, of stockholder's equity and of cash flows for the four-month period then ended
                                    (together  with  related   footnotes)  (such
                                    balance sheet, the related statements of operations, of stockholder's equity and of cash flows, and the related footnotes being hereinafter together referred to as the "April Financial Statements").

                           The December Financial Statements (including the related notes and schedules) and the April Financial Statements (collectively, the "Financial Statements"), have been prepared from the books and records of Seller in conformity with generally accepted accounting principles applied on a basis consistent with preceding years and throughout the periods involved ("GAAP") and present fairly the financial position of Seller as of the dates of such statements, subject to year-end adjustments made consistently with GAAP with respect to the April Financial Statements, and provided that the April Financial Statements do not comply with GAAP in that such financial statements do not include related footnotes required for such financial statements to comply with GAAP.

                           At the Effective Time of Closing, the outstanding Lufkin Debt will not exceed the principal balance shown in the April Balance Sheet, plus accrued interest thereon.

                  D. Title and Condition of Assets. Seller has good and indefeasible title to the Owned Property and tangible and intangible personal property owned by it that comprise the Assets, free and clear of Liens, other than:

                           (1)      Permitted Encumbrances, or

                           (2)      Liens which will be  released or  discharged
                                    at  or  prior  to  the  Effective   Time  of
                                    Closing.

                           To the knowledge of Seller, the tangible Assets are capable of being used in the Business as presently being conducted without present need for repair or replacement except in the ordinary course of the Business.

                           Since the date of the December Balance Sheet, Seller has not sold, transferred, leased, distributed or otherwise disposed of any of its assets, or agreed to do so except for sales of Products and services in the ordinary course of business or the disposition of immaterial assets in the ordinary course of business or which in the reasonable judgment of management are not necessary or advisable to the efficient operations of Seller.

                           All real and tangible personal property held by Seller under the Scheduled Leases is held under valid and binding lease agreements in full force and effect. Seller is not in material default, and to Seller's knowledge no notice of alleged material default has been received by Seller, under any such Scheduled Leases and, to the knowledge of Seller, no lessor is in material default or alleged to be in material default thereunder.

                           The Assets constitute all material assets and properties, real, personal, tangible and intangible, that are necessary for the continued conduct of the Business as presently being conducted.

                           Appendix 2.1(B)(12) to the Seller's Disclosure Letter contains a true and correct list of the names of each bank, savings and loan or other financial institution in which Seller or subsidiaries has an account, including cash contribution accounts, safe deposit boxes and lock box arrangements, and the names of all Persons authorized to draw thereon or to have access thereto.

                  E. Insurance. Appendix 3.1(E) to Seller's Disclosure Letter contains a list of all policies of insurance maintained as of the date of this Agreement by Seller, or maintained by SDI in respect of the Business and Assets, including without limitation insurance providing benefits for employees, in effect as of the date of this Agreement.

         F. Litigation and Compliance With Laws, Etc. There are no claims, actions, suits or proceedings, whether in equity or at law, or governmental or administrative investigations pending or, to the knowledge of Seller, threatened against Seller or any Asset, except (1) as described on Appendix 3.1(F) to Seller's Disclosure Letter, or as may arise with respect to any of the matters described thereon, (2) for any claims, actions, suits or proceedings which pertain to routine claims by Persons other than Governmental Bodies that are covered by insurance (subject to the applicable insurance deductibles) and (3) for other claims, actions, suits or proceedings which, singly or in the aggregate, would not have, if prosecuted to judgment against Seller or the Assets, a Material Adverse Effect.

                  Except as described on Appendix 3.1(F) to Seller's Disclosure Letter, as of the date of this Agreement,

                           (1) Seller in all material respects is in compliance under any law, regulation, writ, injunction, decree or order applicable to Seller or its Assets, including without limitation all safety and health, antitrust, consumer protection, labor, equal opportunity or discrimination laws, rules and regulations, except where such non-compliance would have a Material Adverse Effect, and

                           (2) there are no judgments outstanding and unsatisfied against the Seller or the Assets that would impair Seller's ability to comply with its obligations under this Agreement.

                  G. Taxes. Seller has duly filed when due, including any extensions, all Tax reports and returns in connection with and in respect of the Business and the Assets, and has timely paid and discharged all Tax Obligations shown thereon. Seller has made available to Purchaser, to the extent requested by Purchaser, all Tax reports and returns of Seller for all periods ending prior to the date hereof.

                           Seller has not received written notice of any Tax deficiency outstanding, proposed or assessed against or allocable to Seller, nor has Seller executed any waiver of any statute of limitations on the assessment or collection of any Tax or executed or filed with the IRS or any other Governmental Body any agreement now in effect extending the period for assessment or collection of any Taxes against Seller.

                           There are no Tax Liens upon, pending against or, to the knowledge of Seller, threatened against any Asset.

                  H.       Intangible  Assets.   Except  for  intangible  assets
                           included in the Excluded Assets, Appendix 3.1(H) to Seller's Disclosure Letter sets forth:

                           (1) all patents, patent applications, trademarks, trademark registrations, applications for trademark registrations, trade names and copyrights (i) which Seller owns or in which Seller has any proprietary interest or (ii) which are necessary for the conduct of the Business, and

                           (2) all license agreements with respect to any of the foregoing as to which Seller is licensor or licensee.

                           There are no pending or, to the knowledge of Seller, threatened infringement claims against Seller by any Person with respect to any of the items listed on Appendix 3.1(H) to Seller's Disclosure Letter, nor has any such item been declared invalid or been limited by any court or agreement. To the knowledge of Seller, the use of the Intangible Assets by Seller and the conduct of the Business as presently conducted does not infringe on the rights of any other Person.

                  I.       Instruments  in Full  Force  and  Effect:  Possession
                           under Leases. The Scheduled Contracts and the Scheduled Leases constituting a part of the Assets ("Instruments") are valid, binding and in full force and effect, have not been amended or supplemented in any manner or respect except as disclosed on Appendix 2.1(B)(9) to Seller's Disclosure Letter and Appendix. 2.1(D) to Seller's Disclosure Letter, and upon assignment and assumption, with applicable consents, if necessary, will be enforceable by Purchaser in accordance with their respective terms. There are no material defaults by Seller thereunder and Seller knows of no material defaults thereunder by any other party thereto, and, to the knowledge of Seller, no event has occurred that with the lapse of time or action or inaction by any party thereto would result in a material violation thereof or a material default thereunder. Seller enjoys peaceful and undisturbed possession under all leases included in the Scheduled Leases.

                  J.       Employee Plans and Agreements.

                           (1) The Seller does not contribute to or have an obligation to contribute to, and has not at any time within six years prior to the Closing Date contributed to or had an obligation to contribute to, a multi-employer plan within the meaning of Section 3(37) of ERISA.

                           (2) With respect to any employee benefit plan, within the meaning of Section 3(3) of ERISA, which is sponsored, maintained or
                                    contributed   to,  or  has  been  sponsored,
                                    maintained  or  contributed  to  within  six
                                    years  prior  to the  Closing  Date,  by the
                                    Seller or any corporation,  trade,  business
                                    or  entity  under  common  control  with the
                                    Seller,   within  the   meaning  of  Section
                                    414(b),  (c) or (m) of the  Code or  Section
                                    4001   of   ERISA   ("Commonly    Controlled
                                    Entity"),   (i)  no  withdrawal   liability,
                                    within the meaning of Section 4201 of ERISA,
                                    has   been   incurred,    which   withdrawal
                                    liability  has not been  satisfied,  (ii) no
                                    liability  to the Pension  Benefit  Guaranty
                                    Corporation  has been incurred by the Seller
                                    or any  Commonly  Controlled  Entity,  which
                                    liability has not been  satisfied,  (iii) no
                                    accumulated  funding   deficiency,   whether
                                    waived or not waived,  within the meaning of
                                    Section  302 of ERISA or Section  412 of the
                                    Code   has  been   incurred   and  (iv)  all
                                    contributions, including installments, to such plan required by Section 302 of ERISA and Section 412 of the Code have been timely made.

                  K.       Labor and Employee Relations.

                           (1) Except as listed in Appendix 3.1(K) to Seller's Disclosure Letter, there exists no collective bargaining agreement or other labor union contract applicable to any employee of Seller and no such agreement or contract has been requested by any employee or group of employees of Seller, nor has
                                    there  been  any  discussion   with  respect
                                    thereto  by  management  of  Seller  or  its
                                    subsidiaries  with any  employees of Seller.
                                    Neither Seller nor subsidiaries has received
                                    any written notification of any unfair labor
                                    practice   charges  or  complaints   pending
                                    before   any  agency   having   jurisdiction
                                    thereof nor are there any current union representation claims involving any of the employees of Seller. Further, neither Seller nor its subsidiaries is aware of any such threatened charges or claims.

                           (2) Except as set forth in Appendix 3.1(K) to Seller's Disclosure Letter, neither Seller nor its subsidiaries are aware of any union organizing activities or proceedings involving, or any pending petitions for recognition of, a labor union or association as the exclusive bargaining agent for, or where the purpose is to organize, any group or groups of employees of Seller. There is not currently pending, with regard to any of its facilities, any proceeding before the National

                                    Labor Relations Board, wherein any labor organization is seeking representation of any employees of Seller.

                           (3) Except as set forth in Appendix 3.1(K) to Seller's Disclosure Letter, neither Seller nor its subsidiaries is aware of any strikes, work stoppages, work slowdowns or lockouts, nor of any threats thereof, by or with respect to any of the employees of Seller. Since January 1, 1993 there have been no labor disputes, strikes, slowdowns, work stoppages, lockouts or similar matters involving employees of Seller.

                           (4) Except as set forth in Appendix 3. l(K) to Seller's Disclosure Letter, there are not pending any grievances filed by employees of Seller within any collective bargaining unit or by representatives of employees within any collective bargaining unit. Further, there are no arbitration decisions, settlement agreements, injunctions, consent decrees or conciliation agreements which affect the operation of the Business other than those specifically listed in Appendix 3.1(K) to Seller's Disclosure Letter.

                           (5) Except as set forth in Appendix 3.1(K) to Seller's Disclosure Letter, there exists (i) no pending charges of discrimination or lawsuits involving alleged violations of any fair employment law, wage payment law, occupational safety and health law, (ii) no pending, or to the knowledge of Seller threatened, litigation arising out of employment relationships, or other employment-related law, whether federal, state or local, and (iii) no pending, or to the knowledge of Seller threatened, litigation arising out of employment relationships, presently threatened or pending, by any applicant, employee or former employee of Seller or any representative of any such Person or Persons. No charges or claims involving any of the facilities or employees of Seller are pending before any administrative agency, local, state or federal, and no lawsuits involving any of such facilities or employees are pending with respect to equal employment opportunity, age discrimination, occupational safety, or any other form of alleged employment practice or unfair labor practice.

                           (6) Seller complies in all material respects with all applicable laws, rules and regulations relating to the employment of labor, including, but without limitation, those relating to wages, hours, concerted activity, non-discrimination, occupational
                                    health  and  safety  and  the   payment  and
                                    withholding of employment related Taxes.

                  L. Real Property. Except as set forth in Appendix 3.1(L) to Seller's Disclosure Letter:

                           (1) Seller has and will convey to Purchaser good and indefeasible title to the Owned Property free and clear of any and all Liens other than Permitted Encumbrances.

                           (2) To the knowledge of Seller, the Real Property does not violate any provisions of any applicable building code, fire, health or safety regulations, or other governmental ordinances, orders or regulations. Seller is unaware of any condition that exists with respect to the Real Property which would prevent, or require repair or modification thereof as a prerequisite to, Purchaser using the Real Property in the ordinary conduct of the Business except with respect to ordinary wear and tear and scheduled maintenance and repair.

                           (3) There are no parties in possession of any portion of the Owned Property as lessees, tenants at sufferance or trespassers.

                           (4) There is no pending condemnation or similar proceeding or assessment affecting the Real Property, or any part thereof, nor to the best knowledge and belief of Seller is any such proceeding or assessment contemplated by any Governmental Body.

                  M. Absence of Certain Changes, Etc. Except as disclosed in Financial Statements or on Appendix 3.1(M) to Seller's Disclosure Letter, since December 31, 1996, there has been no adverse change in the Business, financial condition or results of operations of Seller from that reflected in the December Financial Statements in each case which would have a Material Adverse Effect.

                           Since December 31, 1996 and except as disclosed on Appendix 3.1(M) to Seller's Disclosure Letter, Seller has:

                           (1) conducted its operations in the ordinary course,

                           (2) not entered into any transaction or contract, or amended or terminated any transaction or contract, except normal
                                    transactions  or  contracts   consistent  in
                                    nature and scope with prior practices and entered into in the ordinary course of business,

                           (3) not mortgaged, sold, transferred, distributed or otherwise disposed of any of its Assets, except in the ordinary course of business,

                           (4) not experienced any material damage, destruction or loss to or of any of its Assets except in the ordinary course of business and except to the extent that any Asset damaged, destroyed or lost has been repaired or replaced,

                           (5) not made or agreed to make any capital expenditures for additions to property, plant or equipment, except for expenditures and commitments not exceeding $50,000 in the aggregate,

                           (6) not made or agreed to make any change in the compensation payable to any employee, except for increases in compensation in the ordinary course of business substantially consistent with past practices of Seller, or

                           (7) not granted credit to any customer or distributor on terms more favorable than the terms on which credit has been extended to such customer or distributor in the past nor changed the terms of any credit previously extended except in the ordinary course of business.

                  N. Material Contracts, Etc. Appendix 3.1(N) to Seller's Disclosure Letter lists all contracts, leases, agreements and instruments material to the Business or requiring the performance by Seller of any material obligations of Seller after the date hereof except the following:

                           (1) purchase orders and contracts with suppliers and customers entered into in the ordinary course of business, and

                           (2) miscellaneous contracts, leases, agreements and instruments (with Persons unaffiliated with Seller) involving liabilities under any such contract, lease, agreement and instrument of not more than $25,000 in any twelve month period.

                           Seller has heretofore delivered, or made available, to Purchaser or its counsel complete copies of all contracts, leases, agreements and instruments listed on Appendix 3.1(N) to Seller's Disclosure Letter.

                           Except as set forth in Appendix 3.1(N) to Seller's Disclosure Letter, Seller is not a party to any agreement, contract or covenant limiting the freedom of the Seller or any party contracting with Seller from competing in any line of business or with any Person in any geographic area.

                  O. Permits. Seller possesses all the Permits listed in Appendix 2.1(B)(6) to Seller's Disclosure Letter, copies of all of which have been delivered to

                           Purchaser. Such Permits constitute all the Permits necessary under law or otherwise for Seller to conduct the Business as now being conducted and to construct, own, operate, maintain and use the Assets in the manner in which they are now being constructed, operated, maintained and used. Each of such Permits and Seller's rights with respect thereto is valid and subsisting, in full force and effect, and enforceable by Seller. Seller is in compliance in all material respects with the terms of such Permits. None of such Permits have been, or to the knowledge of Seller, are threatened to be, revoked, canceled, suspended or modified.

                  P.       Environmental Matters.

                           (1)      Except  as set forth in  Appendix  3.1(P) to
                                    Seller's   Disclosure   Letter  and  to  the
                                    knowledge of Seller:

                                    (a)     Seller  is not in  violation  of any
                                            Environmental   Laws  in  connection
                                            with the  conduct  of the  Business,
                                            where     such      violation     or
                                            non-compliance would have a Material
                                            Adverse Effect, and

                                    (b)      there  are no  underground  storage
                                             tanks     (as     defined     under
                                             Environmental  Laws)  located under
                                             the Owned Property;

                           (2) Seller has not received any written notices of any violation of, non-compliance with, or remedial obligation under, Environmental Laws, relating to the conduct of the Business, which violation or non-compliance would have a Material Adverse Effect; and

                           (3) there are no writs, injunctions, decrees, orders or judgments outstanding, or
                                    lawsuits,     claims,     proceedings     or
                                    investigations,  pending or to the knowledge
                                    of  Seller   threatened,   relating  to  the
                                    conduct of the Business.

                           As used in this Agreement, "Environmental Laws" means any applicable federal, state, or local laws, rules, or regulations, common law or strict liability provisions, and any judicial or administrative interpretations thereof, including any judicial or administrative orders or judgments, relating to health, safety, industrial hygiene, pollution or environmental matters.

                  Q. Customers and Suppliers. Appendix 3.1(Q) to Seller's Disclosure Letter sets forth (1) a true and correct list of (i) the ten (10) largest customers of Seller in terms of sales during the fiscal year ended December 31, 1996, and (ii) the ten (10) largest customers of Seller in terms of sales during the four

                           (4) months ended April 30, 1997, showing the approximate total sales to each such customer during each of such periods; and (2) a true and correct list of the ten (10) largest suppliers of Seller in terms of purchases during the four (4) months ended April 30, 1997, showing the approximate total purchases from each such supplier during such respective periods. Except to the extent set forth in Appendix 3.1(Q) to Seller's Disclosure Letter, there has not been any material adverse change in the business relationship of Seller with any customer or supplier so named in the disclosure statement. Except for the customers and suppliers named in Appendix 3.1(Q) to Seller's Disclosure Letter, Seller has not had any customer which accounted for more than 5% of the sales during the period from January 1, 1996 through and including the date hereof, or any supplier from whom it purchased more than 5% of the total goods or services purchased by it during such period.

         3.2 Representations and Warranties of Purchaser. Purchaser represents and warrants to Seller that the following are true and correct on and as of the date of this Agreement and will be true and correct through the Effective Time of Closing as if made on and as of that date:

                  A. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and is qualified to transact business and is in good standing as a foreign corporation in the jurisdictions where it is required to qualify in order to conduct its businesses as presently conducted.

                           Purchaser has the corporate power and authority to own, lease or operate all properties and assets now owned, leased or operated by it and to carry on its businesses as now conducted.

                  B. Purchaser may execute, deliver and perform this Agreement (including, without limitation, execution, delivery and performance of the Operative Documents to which it is a party) without the necessity of Purchaser obtaining any consent, approval, authorization or waiver or giving any notice or otherwise, except for such consents, approvals, authorizations, waivers and notices as described on
                           Schedule 3.2(B) hereto.

                  C. The execution, delivery and performance of this Agreement do not and will not:

                           (1) constitute a violation of the Articles of Incorporation, as amended, or the Bylaws, as amended, as the case may be, of Purchaser,

                           (2) constitute a violation of any statute, judgment, order, decree or regulation or rule of any court, governmental authority or arbitrator applicable or relating to Purchaser, or

                           (3) to the knowledge of Purchaser, constitute a default under any contract to which Purchaser is a party except where such default would not have a material adverse effect upon the ability of Purchaser to perform its obligations under this Agreement.

                  D. Purchaser has the corporate power to enter into this Agreement and the Operative Documents and to carry out its respective obligations hereunder. This Agreement and each of the Operative Documents to which Purchaser is a party has been duly authorized, executed and delivered by Purchaser. This Agreement and each of the Operative Documents to which Purchaser is a party constitutes the legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms, except as may be limited by bankruptcy, reorganization, insolvency and similar laws of general application relating to or affecting the enforcement of rights of creditors.

                  E. Financial Statements, Etc. The following audited and unaudited financial statements of Purchaser have been delivered to Seller:

                           (1) the audited consolidated balance sheet of Purchaser as of December 31, 1996 (the "Purchaser December Balance Sheet") and the related audited statements of operations, of stockholder's equity and of cash flows for the three-year period ended December 31, 1996 (together with related notes and schedules), which financial statements contain a report of Arthur Andersen LLP, independent auditors, reporting thereon (such balance sheet, the related statements of operations, of stockholder's equity and of cash flows, and the related footnotes being hereinafter together refereed to as the "Purchaser December Financial Statements"); and

                           (2) the unaudited consolidated balance sheet of Seller as of April 30, 1997 (the "Purchaser April Balance Sheet") and the related unaudited statements of operations, of stockholder's equity and of cash flows for the four-month period then ended (together with related footnotes) (such balance sheet, the related statements of operations, of stockholder's equity and of cash flows, and the related footnotes being hereinafter together referred to as the "Purchaser April Financial Statements").

                           Except   as  set  forth  in   Purchaser's   Financial
                           Statements set out in Section 3.2(E)(1), the Purchaser December Financial Statements and the Purchaser April Financial Statements (collectively, the "Purchaser Financial Statements"), including the related notes and schedules, have been prepared from the books and records of Purchaser in conformity with generally accepted accounting principles applied on a basis consistent with GAAP and present fairly the financial position of Purchaser as of the dates of such statements.

                  F. Litigation and Compliance With Laws, Etc. There are no claims, actions, suits or proceedings, whether in equity or at law, or governmental or administrative investigations pending or, to the knowledge of Purchaser, threatened against Purchaser, except (1) as described on Schedule 3.2(F) hereto, or as may arise with respect to any of the matters described thereon, and (2) for any claims, actions, suits or proceedings which pertain to routine claims by persons other than Governmental Bodies that are covered by insurance (subject to the applicable insurance deductibles).

                           Purchaser in all material respects is in compliance under any law, regulation, writ, injunction, decree or order applicable to Purchaser or its assets, including without limitation all safety and health, antitrust, consumer protection, labor, equal opportunity or discrimination laws, rules and regulations, and there are no judgments outstanding and unsatisfied against Purchaser that would have a material adverse effect on Purchaser or otherwise impair Purchaser's ability to comply with its obligations under this Agreement.

                  G. Taxes. Purchaser has duly filed when due, including any extensions, all Tax reports and returns in connection with and in respect of Purchaser's business, assets and employees, and has timely paid and discharged all Tax Obligations shown thereon. Purchaser has made available to Seller, to the extent requested by Seller, all Tax reports and returns of Purchaser for all periods ending prior to the date hereof.

                           Purchaser has not received notice of any Tax deficiency outstanding, proposed or assessed against or allocable to Purchaser, nor has Purchaser executed any waiver of any statute of limitations on the assessment or collection of any Tax or executed or filed with the IRS or any other Governmental Body any agreement now in effect extending the period for assessment or collection of any Taxes against Purchaser.

                                   ARTICLE IV
                    CONDUCT AND TRANSACTIONS PRIOR TO CLOSING
                    -----------------------------------------

                  4.1 Access to Records and Properties. Between the date of this Agreement and the Effective Time of Closing, Seller shall give to Purchaser and its advisors such access to the premises, books and records of Seller, and shall cause the officers, employees and accountants of Seller to furnish such financial and operating data and other information with respect to Seller as Purchaser shall from time to time reasonably request. Without limiting the generality of the foregoing, Seller shall give to Purchaser and its representatives access during normal business hours to the facilities and operations of Seller so that Purchaser may (1) obtain evaluations of the Assets and (2) perform any and all assessing, testing, monitoring and investigating that Purchaser and Seller mutually agree to be necessary with respect to environmental matters concerning Seller, its assets and the operation of the Business. Any investigation pursuant to this Section 4.1 shall be conducted at Purchaser's cost (other than the usual salary of employees of Seller, overhead expenses of Seller and the fees and expenses of counsel and independent public accountants for Seller) and in such manner as not to interfere unreasonably with the business and operations of Seller. Purchaser shall be subject to the Confidentiality Agreement with respect to all information and data gathered as a result of access granted under this Section 4.1, provided that the Confidentiality Agreement shall terminate on the Closing Date.

         4.2 Operation of Seller. Between the date hereof and the Effective Time of Closing, except as contemplated herein or except with the prior consent of Purchaser, which consent will not be unreasonably withheld, Seller shall:

                  A. conduct the Business in the ordinary course of business consistent with past practices;

                  B. not dispose of, or commit to dispose of, any Assets (other than the liquidation and settlement of Accounts and the sale and delivery of Inventory and products covered by Backlog Orders, all in the ordinary and customary course of Seller's business); and

                  C. use all reasonable efforts to continue in effect until immediately following the Effective Time of Closing all present insurance coverage with respect to the Assets, the Business and the Employees.

         Seller shall not effect any amendment to the articles of incorporation or the bylaws of Seller and shall not cause or permit the issuance of any additional shares of the capital stock or equity interests (or options, warrants or other rights to acquire capital stock or equity interests) of Seller.

         Each party shall make reasonable efforts to advise the other promptly in writing of any condition or circumstance, known to such party, occurring from the date hereof up to and including the Effective Time of Closing that would cause the respective representations herein to become untrue in any material respect.

         4.3 Consents. Seller shall use its reasonable efforts to obtain any consents of Governmental Bodies, suppliers, distributors, and other Persons required in order for Seller to sell and transfer the Assets and Business pursuant to this Agreement.

         4.4      No Public Announcements or Negotiation with Others.

                  A. The parties hereto shall not issue any press release or make any public statement regarding the transactions contemplated by this Agreement without obtaining the prior consent of the other party, which consent shall not be unreasonably withheld.

                  B. Unless and until this Agreement shall have been terminated by Purchaser or Seller pursuant to Section 6.2, neither SDI, Seller nor any of the officers or directors of Seller, nor any Affiliates of any of them whom they are able to influence, shall (except to the extent required in the exercise of fiduciary duties or under applicable law):

                           (1) directly or indirectly, encourage, solicit, initiate or participate in any discussions or negotiations with any corporation, partnership, Person or other entity or group (other than to Purchaser or an Affiliate or an associate of Purchaser) concerning any merger, sale of substantial assets, business combination, sale of shares of capital stock or similar transactions involving the business of Seller or any Asset, whether by providing non-public information or otherwise; or

                           (2) disclose, directly or indirectly, any information not customarily disclosed to any Person concerning Seller's business and properties, afford to any other Person access to Seller's properties, books or records or otherwise assist or encourage any Person in connection with any of the foregoing.

In the event Seller shall receive a written offer for a transaction of the type referred to in this Section 4.4, Seller shall promptly inform Purchaser as to any such offer.

         4.5 Reasonable Efforts to Satisfy Conditions. Seller shall use its reasonable efforts to cause the conditions to the obligations of Purchaser contained in Section 5.1 to be satisfied to the extent that the satisfaction of such conditions is in the control of Seller. Purchaser shall use its reasonable efforts to cause the conditions to the obligations of Seller and SDI contained in Section 5.2 to be satisfied to the extent that the satisfaction of such conditions is in the control of Purchaser.

         4.6 Bulk Transfer. Seller agrees to and does hereby indemnify and hold Purchaser harmless from and against all claims, losses, demands, damages, liabilities, losses, costs and expenses resulting from or relating to non-compliance by Purchaser or Seller with the bulk transfer provisions of the Uniform Commercial Code (or any similar law) in connection with the sale and transfer of the Assets to Purchaser other than the liabilities assumed by Purchaser hereunder and Purchaser and Seller hereby waive compliance therewith.

         4.7 Change of Seller's Name. Immediately following the Closing, Seller shall cease to use the name "STRATEGIC SUPPLY, INC." or any similar name and as soon as practical thereafter will file with the office of the Secretary of State of the State of Delaware all documents necessary to change the name of Seller to a name reasonably satisfactory to Purchaser. Pending the effectiveness under the Delaware Corporation Laws of Seller's name change, Seller shall file all necessary documentation with the appropriate governmental authorities to evidence its doing business as an entity using a name other than "STRATEGIC SUPPLY, INC." Seller shall take the equivalent action with respect to such name in any other jurisdiction where it has been, is or is licensed to be used.

         4.8 Vacate Real Property. Seller shall vacate all of the Real Property at the Effective Time of Closing.

         4.9 Title Policy. Seller shall cooperate with Purchaser in Purchaser is obtaining an Owners Title Policy Commitment (the "Commitment") issued by a title company satisfactory to Purchaser committing and binding said title company to issue to Purchaser a title policy, which shall show good and indefeasible title to the Real Property to be vested in Seller ("Title Policy").

         4.10 Accounts Receivable. All accounts receivable of Seller shall remain with Seller provided Purchaser agrees (at no cost to Seller) for a period of twelve months following the Closing Date to serve as a collection agent with respect to the Closing Receivables. In this connection, Purchaser agrees to use commercially reasonable efforts to collect all Closing Receivables. Purchaser agrees not to settle or compromise or attempt to settle or compromise any Closing Receivables without the prior written consent and approval of Seller. Purchaser further agrees that the payments made by customers of Purchaser which are also obligors under the Closing Receivables shall be applied first to the Closing Receivables and then to receivables of such customers to Purchaser unless the customers directs in writing that payments be applied in a particular manner. To the extent that Closing Receivables remain outstanding on the first day of each month during the third through twelfth month after the Closing Date, Purchaser agrees on the first day of each month to pay to Seller a cash payment equal to .58% of the then outstanding balance of Closing Receivables. Each of Purchaser and Seller shall promptly pay to the other any amounts received by it or any Affiliate on account of a Closing Receivable (or any portion thereof) which is, at such time, the property of the other.

         4.11 Cooperation on Tax Matters. Purchaser and Seller agree to furnish or cause to be furnished to each other, as promptly as practicable, such information and assistance relating to the

Business as is reasonably necessary for the preparation and filing of any return, claim for refund or other required or optional filings relating to Tax matters, for the preparation for and proof of facts during any Tax audit, for the preparation for any Tax protest, for the prosecution or defense of any suit or other proceeding relating to Tax matters and for the answer to any governmental or regulatory inquiry relating to Tax matters.

         Purchaser agrees to retain possession of all accounting, business, financial and Tax records and information (i) relating to the Business in existence on the Closing Date transferred to Purchaser hereunder and (ii) coming into existence after the Closing Date which relate to the Business before the Closing Date, for a period of six years from the Closing Date. In addition, from and after the Closing Date, Purchaser agrees that it will not unreasonably withhold access by Seller and its attorneys, accountants and other representatives (after reasonable notice and during normal business hours and with reasonable charge), to such personnel, books, records, documents and any or all other information relating to the Business as Seller may reasonably deem necessary to properly prepare for, file, prove, answer, prosecute and/or defend any such return, filing, audit, protest, claim, suit, inquiry or other proceeding. Such access shall include, without limitation, access to any computerized information retrieval systems relating to the Business.

         4.12 Inventories. Seller agrees that at any time within thirty (30) days after the third anniversary of the Closing Date and subject to the provisions of this Section 4.12, Purchaser shall have the right and option to cause Seller to purchase, and if such option is executed, Seller will purchase the Closing Inventory which then remains unsold by Purchaser. Such put option may be exercised by Purchaser's delivery to Seller of written notice of such election which identifies the Closing Inventory to be purchased and the purchase price thereof. The purchase price payable by Seller for such Closing Inventory shall be the amount by which the appropriate net book value of such Closing Inventories less applicable reserves (as reflected on the Closing Date Statement of Net Assets) is greater than the Inventory Realized Amount. "Inventory Realized Amount" shall mean the proceeds received by Purchaser from sales of Closing Inventory, provided, that in calculating such proceeds, the sales price received by Purchaser for sales of inventory shall be deemed to be the lesser of
(i) the sales price actually received for such Closing Inventory and (ii) the cost at which such Closing Inventory was carried on the books of Seller as of the Closing Date, such costs to be reflected on a schedule prepared by Seller and Purchaser at or immediately following Closing. If the put option is exercised, Purchaser agrees that Seller may effect its purchase first by reducing the principal amount of the Subordinated Note.

         4.13 Cancellation of Certain Leases. Purchaser and Seller acknowledge that Purchaser may desire to cancel or terminate certain of the Scheduled Leases after twelve months following the Closing Date, such Scheduled Leases consisting of the leases in Borger, Pampa and Dumas which are reflected in Appendix 2.1(B)(8) to the Seller's Disclosure Letter (collectively the "Designated Leases"). In the event that Purchaser elects to terminate all or part of any of the Designated Leases after twelve months following the Closing Date but prior to the end of the stated term (without taking into consideration any extension thereof), Seller agrees to reimburse Purchaser an amount equal to one half of any amounts which are required to be paid to the lessors of the Designated

Leases in connection with such early termination (up to an aggregate payment of $120,487) net of proceeds from sublessees and other amounts received by Purchaser which are related to such termination. The amounts payable hereunder by Seller, if any, may at Seller's election be paid through a reduction of the principal payments payable to Seller under the Subordinated Note. Purchaser agrees to use all commercially reasonable efforts to sublet such Designated Leases or otherwise to mitigate the payments to the lessors upon any such termination.

                                    ARTICLE V
                              CONDITIONS OF CLOSING

         5.1 Conditions of Obligations of Purchaser. The obligations of Purchaser to consummate the purchase and sale under this Agreement are subject to the satisfaction of the following conditions, each of which may be waived in writing by Purchaser:

                  A.       Representations   and   Warranties:   Performance  of
                           Obligations.

                           (1) The representations and warranties of Seller set forth in Section 3.1 hereof shall have been and shall be true and correct in all material respects on and as of the date of this Agreement and shall be true and correct in all material respects on and as of the Closing Date, as though made on and as of the Closing Date.

                           (2) Seller shall have performed in all material respects the covenants, agreements and obligations required to be performed by it under this Agreement prior to and on the Closing Date.

                           (3) Seller shall have delivered to Purchaser its certificate confirming the satisfaction of the conditions set forth in subparagraphs
                                    (1) and (2)  above  and such  other  matters
                                    that Purchaser may reasonably request.
                  B. Delivery of Instruments. Seller shall have delivered to Purchaser the duly authorized and executed Deed, the General Conveyance, Transfer and Assignment, and such other conveyance documents that Purchaser may reasonably request to effect the transfer and conveyance of the Business to Purchaser.

                  C. Opinion of Counsel to Seller. Purchaser shall have received the opinion of Seller's counsel, Andrews & Kurth L.L.P., dated the Closing Date, in the form of
                           Exhibit 5.1(C) hereto.

                  D. Environmental Review Report. Purchaser shall have received, at Purchaser's expense, an environmental review report from a Person satisfactory to Purchaser as to the absence of any evidence of non-compliance with

                           Environmental Laws that would have a Material Adverse Effect on the Business or Assets to be acquired.

                  E. Consents, Notices and Approvals. All consents and approvals of all Persons necessary for the consummation of the Transaction under Seller's articles of incorporation or bylaws or any agreement, permit, law or regulation shall have been received and delivered to Purchaser, all notices to any Person required by any of the foregoing to be given in respect of the Transaction shall have been duly given, and all necessary action shall have been taken to assign to Purchaser the Scheduled Contracts, the Scheduled Leases and any other material agreements between Seller and its shareholders, suppliers, customers and other third parties.

                  F. Change of Corporate Name. Seller shall have approved and shall have executed and delivered to Purchaser, an amendment to its articles of incorporation, pursuant to the Delaware Corporation Laws and in form suitable for filing with the Secretary of State of Delaware pursuant to the Delaware Corporation Laws, changing its corporate name to a name that does not include the word "Strategic Supply" or any other name under which Seller presently conducts business.

                  G.       "Net   Tangible   Asset   Value   Certificate".   The
                           Certificate of Estimated Net Tangible Asset Value shall have been delivered by Seller to Purchaser.

                  H. "Supplemental Disclosure Statement". The Seller shall have delivered the Supplemental Disclosure Statement to Purchaser.

         5.2 Conditions of Obligations of Seller and SDI. The obligations of Seller to consummate the sale and purchase under this Agreement are subject to the satisfaction of the following conditions, each of which may be waived in writing by Seller:
                  A. Representations and Warranties: Performance of Obligations. The representations and warranties of Purchaser set forth in Section 3.2 hereof shall have been and be true and correct in all material respects on and as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date.

                           Purchaser shall have performed in all material respects the covenants, agreements and obligations necessary to be performed by it under this Agreement prior to the Closing Date and such other matters that Seller may reasonably request.

                  B. Purchase Price and Other Payments. Purchaser shall have delivered to Seller the cash portion of the Purchase Price, the Subordinated Note, the Consideration Note and any other payments required to be made as of the Closing Date.

                  C. Opinion of Counsel to Purchaser. Seller shall have received the opinion of Fouts & Moore, L.L.P., dated the Closing Date, in the form of Exhibit 5.2(C) hereto.

                  D. Transition Services Agreement. Seller and Purchaser shall have entered into a Transition Services Agreement with respect to SDI Mexico in the form of
                           Exhibit 5.2(D) hereof.

                                   ARTICLE VI
                    CLOSING DATE AND TERMINATION OF AGREEMENT
                    -----------------------------------------

         6.1      Closing Date.

                  A. Subject to the right of (1) Seller and (2) Purchaser to terminate this Agreement pursuant to Section 6.2 hereof, the closing of the consummation of the purchase and sale contemplated by this Agreement (the "Closing") shall, unless another date or place is agreed to in writing by Seller and Purchaser, take place at the offices of Andrews & Kurth L.L.P., Houston, Texas, at 10:00 a.m., Houston, Texas time on May 30, 1997, or such other date as the parties may agree upon (the "Closing Date").

                  B. For all purposes hereof, the term "the Effective Time of Closing" shall occur upon (i) the delivery to Purchaser of the Deed, the General Conveyance, Transfer and Assignment, and the other Operative Documents as contemplated herein on the Closing Date and (ii) the payment of the Purchase Price, including the delivery to Seller of the Subordinated Note the Consideration Note, and the delivery to Seller of the other Operative Documents.

         6.2      Termination of Agreement.

                  A. This Agreement may, by written notice given at or prior to the Closing in the manner hereinafter provided, be terminated or abandoned:

                           (1) in the event that the Effective Time of Closing shall not have occurred on or before May 30, 1997 (or such extension date pursuant to Section 6.1(A)), by Seller or by Purchaser;

                           (2) by Purchaser if a material default or breach shall be made by Seller with respect to the due and timely performance of any of its covenants and agreements contained herein, or with respect to the correctness of or due compliance with any of its representations and warranties and such default cannot be cured and has not been waived;

                           (3) by Seller if a material default or breach shall be made by Purchaser with respect to the due and timely performance of any of its covenants and agreements contained herein, or with respect to the correctness of or due compliance with any of its representations and warranties and such default cannot be cured and has not been waived;

                           (4)      by mutual  consent of Seller and  Purchaser;
                                    or

                           (5) by Purchaser if any supplement to the Seller's Disclosure Letter contains updated or supplemental disclosure which indirectly or in the aggregate would have a Material Adverse Effect.

                  B. No termination of this Agreement, whether pursuant to this Section 6.2 or otherwise, shall terminate or impair any claim by Seller or by Purchaser against the other based upon any breach of Section 4.5 hereof.

                                   ARTICLE VII
                                 INDEMNIFICATION
                                 ---------------

         7.1      Indemnity.

                  A. Subject to Section 7.2(B) hereof, Seller and SDI, jointly and severally, agree to indemnify and hold Purchaser and Purchaser's officers, directors, shareholders, Affiliates, and agents ("Purchaser Indemnitees") harmless from any and all damages, losses, liabilities, payments, obligations, penalties, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses (including, without limitation, reasonable fees, disbursements and expenses of attorneys, accountants and other professional advisors and of expert witnesses and costs of investigation and preparation) of any kind or nature whatsoever (collectively "Damages"), resulting from or arising out of:

                           (1)      any   breach   of  or   inaccuracy   in  any
                                    representation   or   warranty   of   Seller
                                    contained in this Agreement; and

                           (2) any breach or non-performance, partial or total, by Seller of any covenant or agreement of Seller contained in this Agreement.

                  B. Subject to Section 7.2(B) hereof, Purchaser and DXP, jointly and severally, agree to indemnify and hold Seller and Seller's officers, directors, shareholders, Affiliates, and agents ("Seller Indemnitees") harmless from, any and all Damages resulting from or arising out of:

                           (1) any breach of any representation or warranty of Purchaser contained in this Agreement; and

                           (2)      the  non-performance,  partial or total,  of
                                    any   covenant  or  agreement  of  Purchaser
                                    contained in this Agreement.

         7.2      Notice Participation; Duration; Limitations.

         A. If a claim by a third party is made against a party indemnified pursuant to this Article VII ("Indemnitee"), and if such Indemnitee intends to seek indemnity with respect thereto under this Article VII, such Indemnitee shall promptly, and in any event within 30 days of the assertion of any claim or the discovery of any fact upon which such Indemnitee intends to base a claim for indemnification under this Agreement ("Claim"), notify the party or parties from whom indemnification is sought ("Indemnitor") of such Claim. Delay on the part of the Indemnitee in providing the notice of Claim shall not relieve the Indemnitor from its obligations hereunder unless (and then only to the extent) the Indemnitor is prejudiced or damaged by such delay. In the event of any Claim, Indemnitor, at its option, may assume (with legal counsel reasonably acceptable to the Indemnitee) the defense of any claim, demand, lawsuit or other proceeding in connection with the Indemnitee's Claim, and may assert any defense of Indemnitee or Indemnitor; provided that Indemnitee shall have the right at its own expense to participate jointly with Indemnitor in the defense of any claim, demand, lawsuit or other proceeding in connection with the Indemnitee's Claim. In the event that Indemnitor elects to undertake the defense of any Claim hereunder, Indemnitee shall cooperate with Indemnitor to the fullest extent possible in regard to all matters relating to the Claim (including, without limitation, corrective actions required by applicable law, assertion of defenses and the determination, mitigation, negotiation and settlement of all amounts, costs, actions, penalties, damages and the like related thereto) so as to permit Indemnitor's management of same with regard to the amount of Damages payable by the Indemnitor hereunder. Neither Purchaser nor Seller shall be entitled to settle any Claim without the prior written consent of the other, which consent shall not unreasonably be withheld.

         B. The representations and warranties of the parties shall survive the Closing for a period of two years (except for the representations and warranties under

                           Sections 3.1(G) and 3.2(G) which shall survive for the applicable statute of limitations and the representations and warranties in Section 3.1(P) which shall survive for three years), and the indemnification procedures in this Article VII shall be the exclusive remedy available to the parties hereto. No claim for indemnification under this
                           Section 7.2 may be made after the second anniversary of the Effective Time of Closing, except that claims for indemnification in respect of breaches of the representations and warranties contained in Section 3.1(G) or 3.2(G) hereof may be made so long as any claim is made in respect of such matters under any applicable statute of limitations and claims for indemnification in respect of breaches of the representations and warranties contained in Section 3.1(P) may be made so long as any claim is made in respect of such matter prior to the third anniversary of the Closing; provided, however, that the foregoing shall not affect any claim made with sufficient detail in good faith prior to the date of such expiration.

                           C. The obligations of Purchaser and DXP and Seller and SDI to indemnify any Person pursuant to this Article VIII shall be subject to the following limitations:

                                    (1)     Neither the Seller  Indemnitees  nor
                                            the Purchaser  Indemnitees  shall be
                                            entitled  to  indemnification  under
                                            this Article VII for any  individual
                                            Claim unless the Damages incurred by
                                            the   party   or   parties   seeking
                                            indemnification with respect to such
                                            Claim exceed $10,000;

                                    (2)     Neither the Seller  Indemnitees  nor
                                            the Purchaser  Indemnitees  shall be
                                            entitled  to  indemnification  under
                                            this    Article   VII   unless   the
                                            aggregate  Damages  incurred  by the
                                            party     or     parties     seeking
                                            indemnification  are  in  excess  of
                                            $150,000 and then only to the extent
                                            of such excess;

                                    (3)      the  aggregate  liability of Seller
                                             and  SDI  to  indemnify   Purchaser
                                             Indemnitees  shall  not  exceed  an
                                             amount equal to $9,000,000; and

                                    (4)     no party  shall have  liability  for
                                            any  lost  business   opportunities,
                                            loss  of  revenue,   speculative  or
                                            prospective  profits  or  any  other
                                            special, incidental,  consequential,
                                            exemplary,   punitive   or  indirect
                                            damages.

         7.3 INDEMNIFICATION IF NEGLIGENCE OF INDEMNITEE. THE INDEMNIFICATION PROVIDED IN THIS ARTICLE SHALL BE APPLICABLE WHETHER OR NOT NEGLIGENCE OF THE INDEMNITEE IS ALLEGED OR PROVEN.

         7.4 Reimbursement. In the event that the Indemnitor shall undertake, conduct or control the defense or settlement of any Claim and it is later determined that such Claim was not a Claim for which the Indemnitor is required to indemnify the Indemnitee under this Article VII, the Indemnitee shall reimburse the Indemnitor for all its costs and expenses with respect to such settlement or defense, including reasonable attorneys' fees and disbursements.

         7.5 Limited Offset. Except under the provisions of this Section 7.5 or as specifically provided for in this Agreement, Purchaser shall have no right to offset any amounts under this Article VII against any amounts payable by Purchaser pursuant to any Operative Document except in accordance with the following procedures. Purchaser must assert any claim of offset to Seller by written notice and offset shall only be permitted against the Subordinated Note, if any. If Seller agrees in writing to such offset, Purchaser may offset the amount which is so accepted by Seller against the balance of the Subordinated Note. If Seller does not accept such claim, Seller and Purchaser will have 30 days in which to resolve any disagreement. If an agreement is not reached within the 30 day period, unless both parties agree to extend the period in which to reach an agreement, the claim for offset shall be submitted to binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association as such rules may be modified herein or as otherwise agreed by the parties in such controversy. The forum for arbitration shall be Houston, Texas and the governing law for such arbitration shall be the laws of the State of Texas, without reference to the conflicts of laws rules thereof. Except for offsets against the Subordinated Note as specifically permitted in this Agreement, there shall be no rights of offset available to Purchaser.

         7.6 No Third Party Beneficiaries. The foregoing indemnification is given solely for the purpose of protecting the parties to this Agreement and the Purchaser Indemnitees and shall not be deemed extended to, or interpreted in a manner to confer any benefit, right or cause of action upon, any other Person.

         7.7 Guarantee by DXP. In addition, at the Closing DXP will enter into a Guaranty Agreement in substantially the form of Exhibit 7.7 attached hereto unconditionally guaranteeing payment of (i) the Consideration Note, (ii) the Subordinated Note, and (iii) the Earn-Out Payments.

                                  ARTICLE VIII
                                  MISCELLANEOUS
                                  -------------

         8.1 Further Actions. From time to time, as and when requested by Purchaser or Seller, Seller or Purchaser shall execute and deliver, or cause to be executed and delivered, such documents and instruments and shall take, or cause to be taken, such further or other actions as may be reasonably necessary to effectuate the Transaction and transfer, assign and deliver to Purchaser or its permitted assigns the Business (or to evidence the foregoing) and to consummate and to effect the other transactions expressly, required to be performed by Seller hereunder.

         8.2 No Broker. Except for the fees payable to Hanifen, Imhoff Inc., and Interlaken Capital, Inc. by Seller or its Affiliates, Seller and Purchaser represent and warrant to the other that they have no obligation or liability to any broker or finder by reason of the Transactions which are the subject of this Agreement. Each of Seller and Purchaser agree to indemnify the other against, and to hold the other harmless from, at all times after the date hereof, any and all liabilities and expenses (including, without limitation, legal fees) resulting from, related to or arising out of any claim by any Person for brokerage commissions or finder's fees, or rights to similar compensation, on account of services purportedly rendered on behalf of Seller or Purchaser, as the case may be, in connection with this Agreement or the Transactions contemplated hereby.

         8.3 Expenses. Except as otherwise specifically provided herein, Seller and Purchaser shall each bear their own legal fees, accounting fees and other costs and expenses with respect to the negotiation, execution and the delivery of this Agreement and the consummation of the Transactions hereunder. Seller shall pay all sales, transfer and documentary Taxes incident to the sale of the Assets.

         8.4 Entire Agreement. This Agreement, the Exhibits hereto, the Seller's Disclosure Letter and any Supplement thereto contain, and are intended by the parties as a final expression of, the entire agreement between Seller and Purchaser with respect to the Transactions contemplated by this Agreement and supersede all prior oral or written agreements, arrangements or understandings with respect thereto (other than the Confidentiality Agreement, which shall terminate on the Closing Date), including, without limitation, the letter agreement, dated May 5, 1997, executed by DXP Enterprises, Inc. and SDI.

         8.5 Acknowledgment Concerning Representations and Warranties. Purchaser acknowledges and affirms that it has had the opportunity to complete its own independent investigation, analysis and evaluation of Seller and the Business and Assets.

         8.6      Limitation on Representations and Warranties.

                  (A) Except as and to the extent expressly set forth in this Agreement, or included on any Schedule hereto, Seller makes no other representation or warranty and disclaims all liability and responsibility for any representation, warranty, statement or information (financial or otherwise) made or communicated (orally or in writing) to Purchaser or any of its Affiliates, employees, agents, consultants or representatives (including, without limitation, any opinion, information, projection, financial statement or advice that may have been provided to Purchaser by any officer, director, employee, agent, consultant or representative of Seller or of any Affiliate thereof).

                  (B) WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, AND WITHOUT DIMINISHING IN ANY MANNER THE SCOPE OF THE REPRESENTATIONS AND WARRANTIES SET FORTH IN ARTICLE III, EXCEPT TO THE EXTENT EXPRESSLY SET FORTH IN
                           ARTICLE III, SELLER MAKES NO REPRESENTATION OR

                           WARRANTY,  EXPRESS OR  IMPLIED,  AS TO THE  FOLLOWING
                           MATTERS: THE MAINTENANCE, REPAIR, CONDITION, QUALITY, SUITABILITY, DESIGN OR MARKETABILITY OF ANY OF THE ASSETS, INCLUDING, WITHOUT LIMITATION, ANY REPRESENTATION OR WARRANTY AS TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF ANY OF THE ASSETS, IT BEING EXPRESSLY UNDERSTOOD AND AGREED BY THE PARTIES THAT PURCHASER IS ACQUIRING THE ASSETS AND BUSINESS "AS IS", "WHERE IS" AND "WITH ALL FAULTS."

                  (C) Seller furthermore makes no representation or warranty to Purchaser regarding the probable success or future profitability of the Business or of any of the Assets.

         8.7 Descriptive Headings. The descriptive headings of this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

         8.8 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and shall be delivered either personally or by telegram, telex, telecopy or similar facsimile means, by registered or certified mail (postage prepaid and return receipt requested), or by express courier or delivery service, addressed as follows:

                           If to Seller or SDI:

                           STRATEGIC SUPPLY, INC.
                           Interlaken Capital, Inc.
                           165 Mason Street
                           Greenwich, CT 06830
                           Attention: Chairman
                           Facsimile No:  203-629-8554

                           With a copy to:

                           STRATEGIC DISTRIBUTION, INC.
                           c/o Interlaken Capital, Inc.
                           165 Mason Street
                           Greenwich, CT 06830
                           Attention: General Counsel
                           Facsimile No:  203-629-8554

                           With a copy to:

                           Andrews & Kurth L.L.P.
                           4200 Texas Commerce Tower
                           600 Travis
                           Houston, Texas 77002
                           Attention:  Christopher S. Collins, Esquire
                           Facsimile No:  713/220-4285

                           If to Purchaser:

                           DXP ENTERPRISES, INC.
                           580 Westlake Park Blvd., Suite 1100
                           Houston, Texas 77079
                           Attention: Gary A. Allcorn, Senior Vice
                             President - Finance
                           Facsimile No: (713) 531-9644

                           With a copy to:

                           Fouts & Moore, L.L.P.
                           5555 San Felipe 17th Floor
                           Houston, Texas 77056
                           Attention:  Gary A. Messersmith
                           Facsimile No: (713) 622-1045

         or at such other address and number as either party shall have previously designated by written notice given to the other party in the manner hereinabove set forth. Notices shall be deemed given when received, if sent by telegram, telecopy or similar facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by telecopy or other facsimile means); and when delivered and receipted for (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by express courier or delivery service or sent by Certified Mail--Return Receipt Requested.

         8.9 Assignability. This Agreement shall not be assignable otherwise than by operation of law by any party without the prior written consent of the other parties, and any purported assignment by any party without the prior written consent of the other parties shall be void.

         8.10 Waivers and Amendments. Any waiver of any term or condition of this Agreement, or any amendment or supplementation of this Agreement, shall be effective only if in writing. A waiver of any breach or failure to enforce any of the terms or conditions of this Agreement shall not in any way affect, limit or waive a party's rights hereunder at any time to enforce strict compliance thereafter with every term or condition of this Agreement.

         8.11 Third Party Rights. Notwithstanding any other provision of this Agreement, this Agreement shall not create benefits on behalf of any Person who is not a party to this Agreement (including without limitation, any broker or finder, notwithstanding the provisions of Section 8.2 hereof), and this Agreement shall be effective only as between the parties hereto, their successors and permitted assigns; provided, however that Purchaser Indemnitees are intended third party beneficiaries hereof to the extent provided in Sections
7.1 and 7.6.

         8.12 Illegalities. In the event that any provision contained in this Agreement shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and the remaining provisions of this Agreement shall not, at the election of the party for whose benefit the provision exists, be in any way impaired.

         8.13 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one Agreement.

         8.14     Employees.

                  A. Purchaser agrees to and shall offer employment to substantially all of the employees of Seller involved in the Business ("Employees") on substantially the same terms as disclosed to Purchaser herein, provided that Purchaser shall not be required to offer
                           employment  to  any  of  the  Persons   specified  on
                           Schedule 8.14(A) hereto (the "Excluded Employees").

                  B. Seller and Purchaser shall promptly take the necessary steps to provide for a plan transfer (as such transfer is described in Section 414(1) of the
                           Code) of account balances (in cash and including outstanding loans) of Employees from the Seller 401(K) Plan. Such transfers shall not take place until Purchaser provides Seller a written opinion of its counsel that such Purchaser savings plans, in form, are qualified plans as described in Section 401(a) of the Code, which meet the requirements of
                           Section 401(K) of the Code, and that any related trust meets the requirements for exemption from income taxability of Section 501(a) of the Code, or Purchaser provides a favorable IRS determination letter with respect to each such Purchaser savings plan and associated trust. If such amounts are not transferable, each such Employee who is hired by Purchaser will continue to be subject to the Seller's plan with respect to the 401(K) account balance in accordance with the terms thereof.

                  C. Seller shall be solely responsible for severance benefits liability, if any, with respect to any termination by Seller of the Excluded Employees.

                  D. Nothing expressed or implied in this Agreement shall confer upon any Employee, or any legal representative thereof, any rights or remedies, including any right to employment, whether directly or as a third party beneficiary, or continued employment for any specified period, of any nature or kind whatsoever.

             8.15 Access to Records.

                  A. Following the Effective Time of Closing, Purchaser shall give to Seller free and unrestricted access to (and the right to make copies at the expense of Seller) the Records, to the extent that such were purchased by Purchaser hereunder and relate to the business, operations, income, expenses and assets of Seller existing on, accruing or arising prior to or occurring prior to Effective Time of Closing, but any access pursuant to this Section 8.15 shall be conducted in such manner as not to interfere unreasonably with the operations of the Business following the Effective Time of Closing.

                  B. Following the Effective Time of Closing, Seller shall give to Purchaser free and unrestricted access to (and the right to make copies at the expense of Purchaser) the books, files, records and Tax returns and supporting schedules and work papers of Seller to the extent that such relate to the business, operations, income, expenses and assets of Seller existing on, accruing or arising prior to or occurring prior to the Effective Time of Closing, but any access pursuant to this Section 8.15 shall be conducted in such manner as not to interfere unreasonably with the operations of the business of Seller following the Effective Time of Closing.

         8.16 Offset to Subordinated Loan. Purchaser and Seller agree that whenever this Agreement calls for or permits a reduction in principal under the Subordinated Note, such reduction shall be made 50% to the most current principal and 50% to the backend principal.

         8.17 Governing Law. Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

         In witness whereof, the undersigned have executed this Agreement as of the date first above written.

                             PURCHASER:

                             DXP ACQUISITION, INC. d/b/a
                             STRATEGIC ACQUISITION, INC.


                             By:   /s/ Gary A. Allcorn
                                   -----------------------------
                             Name:    Gary A. Allcorn
                             Title: Senior Vice President - Finance

                             DXP:

                             DXP ENTERPRISES, INC. (Previously
                               INDEX, INC.)


                             By:   /s/ Gary A. Allcorn
                                   ------------------------------
                             Name:    Gary A. Allcorn
                             Title: Senior Vice President - Finance

                             SELLER:

                             STRATEGIC DISTRIBUTION, INC.


                             By:   /s/ Andrew M. Bursky
                                   ------------------------------
                             Name:  Andrew M. Bursky
                             Title:    Chairman

                             STRATEGIC SUPPLY, INC.


                             By:   /s/ Andrew M. Bursky
                                   ------------------------------
                             Name:  Andrew M. Bursky
                             Title:    Chairman

                             COULSON TECHNOLOGIES, INC.


                             By:
                                   ------------------------------
                             Name:
                                   ------------------------------
                             Title:
                                   ------------------------------